                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                      4710 BELLAIRE BOULEVARD, SUITE 301
                             BELLAIRE, TEXAS 77401

                                                                    May 27, 1999

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of North American Technologies Group, Inc. (the "Company") which will be held at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas, on Tuesday, June 29, 1999 at 10:00 A.M. central time. Your Board of Directors and management look forward to personally greeting those stockholders able to attend.

     At the Meeting, stockholders will be asked to elect two (2) directors to serve until the 2002 Annual Meeting of Stockholders or until their successors are elected and qualified; to approve the Company's 1999 Stock Incentive Plan (the "Plan"); to approve the issuance and sale of the Company's common stock, a new class of the Company's preferred stock, or convertible debt at the discretion of the Board of Directors (the "Private Placement") in accordance with the limitations described in the accompanying Proxy Statement; to approve an amendment to the Company's Restated Certificate of Incorporation to effect a reduction in the number of authorized shares of the Company's Common Stock from 100,000,000 to 50,000,000; to ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 1999; and to consider such other matters as may be properly brought before the Meeting or at any adjournment(s) or postponement(s) thereof. These matters are discussed in greater detail in the accompanying Proxy Statement.

     Your Board of Directors recommends a vote FOR the election of the directors, FOR the approval of the Company's Stock Incentive Plan, FOR the approval of the Private Placement, FOR the approval of the amendment to the Company's Restated Certificate of Incorporation to reduce the number of authorized shares of its Common Stock; and FOR the ratification of BDO Seidman, LLP as the Company's independent auditors.

     Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the Meeting. You are requested to sign, date and mail the enclosed proxy promptly.

     A copy of the Annual Report for the fiscal year ended December 31, 1998 is enclosed for your information. Except as otherwise stated in the accompanying Proxy Statement, no material contained in the Annual Report is to be considered a part of the proxy solicitation material.

     We wish to thank our stockholders for their participation and support.

                              Sincerely,

                              /s/ Henry W. Sullivan
                              ---------------------
                              Henry W. Sullivan
                              Chief Executive Officer

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held June 29, 1999


To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of North American Technologies Group, Inc. (the "Company") will be held at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas, on Tuesday, June 29, 1999, at 10:00 A.M. central time, for the following purposes:

     (1) to elect two (2) directors to serve until the 2002 Annual Meeting of Stockholders or until their successors are elected and qualified;

     (2) to approve the Company's 1999 Stock Incentive Plan;

     (3) to approve the issuance and sale of up to $5,000,000 of common stock, convertible preferred stock or convertible debt (including sales pursuant to Proposal 4) at a fixed price in one or more private placement transactions at the discretion of the Board of Directors provided that the transactions conform to the limitations described in the accompanying Proxy Statement;

     (4) to approve the issuance and sale of up to $5,000,000 of common stock, convertible preferred stock or convertible debt (including sales pursuant to Proposal 3) at a floating price in one or more private placement transactions at the discretion of the Board of Directors provided that the transactions conform to the limitations described in the accompanying Proxy Statement;

     (5) to approve an amendment to the Company's Restated Certificate of Incorporation to effect a reduction in the number of authorized shares of the Company's Common Stock from 100,000,000 to 50,000,000, as described in the accompanying Proxy Statement;

     (6) to ratify the appointment of BDO Seidman, LLP as independent auditors for the Company for the fiscal year ending December 31, 1999; and

     (7) to transact such other business as may properly be brought before the Meeting and at any adjournment(s) or postponement(s) thereof.

     A copy of the Annual Report for the fiscal year ended December 31, 1998 is enclosed for your information. Except as otherwise stated in the accompanying Proxy Statement, no material contained in the Annual Report is to be considered a part of the proxy solicitation material.

     Only stockholders of record as of the close of business on Wednesday, May 12, 1999 will be entitled to vote at the Meeting and any adjournment(s) or postponement(s) thereof.

     All stockholders are cordially invited to attend the Meeting. However, to assure your representation at the Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Meeting may vote in person even if he or she has returned a proxy.

                                      By Order of the Board of Directors,

                                      /s/ Judith Knight Shields
                                      -------------------------
Houston, Texas                        Judith Knight Shields
May 27, 1999                          Secretary


                            YOUR VOTE IS IMPORTANT
                   YOU ARE URGED TO SIGN, DATE AND PROMPTLY
                  RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                      4710 BELLAIRE BOULEVARD, SUITE 301
                             BELLAIRE, TEXAS 77401

                                PROXY STATEMENT

     The enclosed proxy is solicited on behalf of the Board of Directors of North American Technologies Group, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders of the Company to be held at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas on Tuesday, June 29, 1999 at 10:00 A.M. central time, and at any adjournment(s) or postponement(s) thereof (the "Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The proxy solicitation materials were mailed on or about May 27, 1999 to all stockholders entitled to vote at the Meeting.

RECORD DATE AND SHARE OWNERSHIP
-------------------------------

     Stockholders of record at the close of business on May 12, 1999 (the "Record Date") are entitled to notice of and to vote at the Meeting. At the Record Date, 3,616,041 shares of the common stock, $0.001 par value per share (the "Common Stock"), 106,035 shares of the Cumulative Convertible Preferred Stock, Series F, $0.001 par value per share (the "Series F Shares"), 17,397 shares of Cumulative Convertible Preferred Stock, Series G-Subseries I, $0.001 par value per share (the "Series G-I Shares"), 21,265 shares of Cumulative Convertible Preferred Stock, Series G-Subseries II (the "Series G-II Shares), $0.001 par value per share and 4,190 shares of Cumulative Convertible Preferred Stock, Series G-Subseries III, $0.001 par value per share (the "Series G-III Shares") (collectively, the "Preferred Stock"), were issued and outstanding. The Preferred Stock is entitled to vote on an "as converted" basis on all items presented to the Meeting. As of the Record Date, the shares of Preferred Stock were entitled to the following votes per Share; Series F Shares: 22.15; Series G-I Shares: 38.56; Series G-II Shares: 115.44; Series G-III Shares: 66.67.

REVOCABILITY OF PROXIES
-----------------------

     The execution of a proxy will not affect a stockholder's right to attend the Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is used at the Meeting by filing with the Secretary of the Company either (i) a written notice of revocation; (ii) a proxy bearing a later date than the most recently submitted proxy; or (iii) by attendance at the Meeting and voting in person. Attendance at the Meeting will not, by itself, revoke a proxy.

ANNUAL REPORT
-------------

     A copy of the Company's Annual Report for the fiscal year ended December 31, 1998 accompanies this Proxy Statement. Except for the financial statements which are incorporated herein by reference, no material contained in the Annual Report is to be considered a part of the proxy solicitation material.

     The mailing address of the Company's executive office is 4710 Bellaire Boulevard, Suite 301, Bellaire, Texas 77401.

VOTING AND SOLICITATION
-----------------------

     On all matters each share of Common Stock is entitled to one vote. The Preferred Stock is entitled to vote on an "as converted" basis on all items presented to the Meeting. As of the Record Date, the shares of Preferred Stock were entitled to the following votes per Share; Series F Shares: 22.15; Series G-I Shares: 38.56; Series G-II Shares: 115.44; Series G-III Shares: 66.67. Nominees receiving a plurality of the votes cast will be elected as directors. The affirmative vote of a majority of the outstanding shares of Common Stock and Preferred Stock is required to approve an amendment (the "Amendment") to the Company's Restated Certificate of Incorporation to effect a reduction in the number of authorized shares of the Company's Common Stock from 100,000,000 to 50,000,000. The affirmative vote of a majority of the shares of stock present in person or by proxy is required to approve the Company's 1999 Stock Incentive Plan (the "Plan"); to approve the issuance and sale of the Company's common stock, a new class of the Company's preferred stock, or convertible debt at the discretion of the Board of

Directors (the "Private Placement") in accordance with the limitations described in Proposals 3 and 4 of this Proxy Statement; and to ratify the appointment of BDO Seidman, LLP as independent auditors for the Company.

     Proxies which are validly executed by stockholders and which are received by the Company no later than the business day preceding the Meeting will be voted in accordance with the instructions contained thereon. If no instructions are given, the proxy will be voted in accordance with the recommendations of the Board of Directors and in the discretion of the persons named in the proxy, if granted, on all other matters presented to the Meeting. For the reasons set forth in more detail in the Proxy Statement, the Board of Directors recommends a vote FOR the election of the directors, FOR the approval of the Plan, FOR the Private Placement, FOR the approval of the Amendment; and FOR the ratification of BDO Seidman, LLP as the Company's independent auditors.

     The cost of this proxy solicitation will be borne by the Company. In addition to the use of mail, proxies may be solicited in person or by telephone by employees of the Company without additional compensation. The Company will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses incurred in sending proxy material to principals and obtaining their proxies.

QUORUM; ABSTENTIONS; BROKER NON-VOTES
-------------------------------------

     The Company's Amended and Restated Bylaws (the "Bylaws") provide that the stockholders holding a majority of the shares entitled to vote on the Record Date must be present in person or represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for the purpose of determining a quorum but will not be counted in the election of directors, the approval of the Company's Stock Incentive Plan, the approval of the Private Placement, the amendment of the Company's Certificate of Incorporation to reduce the number of authorized Shares of Common Stock or in the ratification of the Company's independent auditors.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS


NOMINEES FOR CONSIDERATION AT THE MEETING
-----------------------------------------

     The Bylaws currently provide that the Board of Directors shall be composed of five directors, which shall be reduced to four upon the expiration of the term of Tim B. Tarrillion at the commencement of the Annual Meeting. The Board of Directors is divided into three classes. The directors are elected to serve staggered three year terms, with the term of one class of directors expiring each year. The three classes of directors are identified as Class I, Class II and Class III based on the expiration of the terms of the directors in each class. Except with respect to vacancies caused by the resignation or removal of nominees of holders of the Series F and G Preferred Stock, which shall be filled by persons selected by such holders, vacancies in the Board of Directors may be filled by the Board of Directors and any director chosen to fill a vacancy shall hold office until the next election of the class for which such director has been chosen. See "AGREEMENTS WITH HOLDERS OF PREFERRED STOCK."

     Unless otherwise specified, each properly executed proxy received will be voted for the election of the nominees named below, to serve as directors until the 2002 Annual Meeting of Stockholders or until their successors are elected and qualified. Douglas C. Williamson and William C. Thompson have been nominated by the Board of Directors and shall be identified as Class III directors. The Company is not aware of any reason that the nominees will be unable or will decline to serve as a director. In the event that any nominee is unable to serve or will not serve as a director, it is intended that the proxies solicited hereby will be voted for such other person or persons as may be nominated by the Board of Directors.

                              CLASS III DIRECTORS

Directors Whose Terms                                                           Year in Which
Expire at the 1999                                                              Service as a
Annual Meeting                         Principal Occupation                     Director Began
----------------------------------------------------------------------------------------------------------------------
Douglas C. Williamson, 48              Senior Vice President and Managing            1996
                                       Director of Bank of America Capital
                                       Investors

William C. Thompson, 45                Senior Director of Derailment                 1999
                                       Prevention for Union Pacific Railroad
                                       Company
----------------------------------------------------------------------------------------------------------------------

DOUGLAS C. WILLIAMSON

     Mr. Williamson was elected to the Board of Directors in 1996. Mr. Williamson is currently a Managing Director and Senior Vice President of Bank of America Capital Investors (one of the equity investment groups affiliated with the recently merged NationsBank/Bank of America organization, which includes NationsBanc Capital Corporation, ("BCI")). Mr. Williamson joined NationsBanc Capital Corporation in 1989. Prior to that, he had eight years of experience in senior management with two operating companies (including roles as president) and six years of experience in corporate finance and corporate lending with Rotan Mosle, W.R. Grace and Cleveland Trust. Mr. Williamson serves on the boards of directors of the following companies: 3DX Technologies, Inc. (an oil and gas company focusing on the exploration of domestic properties using the combination of 3D seismic data and the latest computer aided software and technology); CallWare Technologies, Inc. (develops and markets open architecture computer telephony software solutions); Empirical Software, Inc. (develops software targeted for the market of client/server performance and reliability management tools); GX Technology Corporation (software developer and imaging services company that is a leading independent supplier of 2D and 3D seismic modeling, imaging software products, and imaging services used in oil and gas exploration); HAHT Software, Inc. (provides enterprise Web application software development solutions); Med Solutions, Inc. (provides radiology utilization management services for the health care industry); Memorial Operations Company (acquires and manages cemeteries and funeral homes); Takeout Taxi Holdings, Inc. (provides restaurant delivery services through company-owned and franchised stores); and Z-Tel Technologies, Inc. (provider of telephony-related services to retail customers, such as inexpensive long-distance, voice-mail and "follow-me" services). Mr. Williamson earned his MBA from Columbia University and his BA from Denison University and later earned his CPA. Mr. Williamson serves on the Company's Board of Directors as a nominee of the holders of the Preferred Stock.

WILLIAM C. THOMPSON

     Mr. Thompson was elected to the Board of Directors in 1999. In January 1999, Mr. Thompson was appointed Senior Director of Derailment Prevention for Union Pacific Railroad Company after having completed one year as a Director of Derailment Prevention. Prior to these appointments, Mr. Thompson served as Director of Engineering Research for about 10 years. He has been active in many industry organizations, serving as the Chairman of the National Transportation Research Board's Committee on Railway Maintenance and on the Board of Directors
of the American Railway Engineering and Maintenance-of-Way Association.   Mr.
Thompson holds Bachelor of Science degrees in Civil Engineering and Environmental Engineering from the University of Wisconsin.

OTHER MEMBERS OF THE BOARD OF DIRECTORS
---------------------------------------

     The following is an identification and business experience of the Company's directors who are not being voted upon at the Meeting.

                               CLASS I DIRECTORS

Directors Whose Terms                                                           Year in Which
Expire at the 2000                                                              Service as a
Annual Meeting                         Principal Occupation                     Director Began
----------------------------------------------------------------------------------------------------------------------
Edwin H. Knight, 45                    General Manager of Harrison                   1996
                                       Interests, Ltd.
----------------------------------------------------------------------------------------------------------------------

EDWIN H. KNIGHT

     Mr. Knight was elected to the Board of Directors in 1996. Mr. Knight manages Harrison Interests, Ltd., a privately held Texas limited partnership whose lines of business are oil and gas exploration and production, real estate and cattle ranching. He has managed Harrison Interests, Ltd. for thirteen years and holds a Bachelor's Degree from Louisiana State University and is a Certified Public Accountant. Mr. Knight serves on the Company's Board of Directors as a nominee of the holders of the Preferred Stock.

                               CLASS II DIRECTORS

Directors Whose Terms                                                           Year in Which
Expire at the 2001                                                              Service as a
Annual Meeting                         Principal Occupation                     Director Began
----------------------------------------------------------------------------------------------------------------------
Henry W. Sullivan, 59                  President and Chief Executive Officer         1997
                                       of the Company; President of TieTek,
                                       Inc.; Director of the Company
----------------------------------------------------------------------------------------------------------------------

HENRY W. SULLIVAN

     Dr. Sullivan was elected to the Board of Directors in April 1997. Dr. Sullivan became Vice President of Technology of the Company in July 1996 and President of TieTek, Inc. in December 1997. In January 1999, Dr. Sullivan assumed the additional positions of President and Chief Executive Officer of the Company. Prior to joining the Company, Dr. Sullivan was employed by Shell Oil Company where he spent twenty-three years in various positions and, in 1984, was named Vice President of Shell Chemical Company. Dr. Sullivan joined Huntsman Petrochemical Corporation in 1988 as its President, and became Vice Chairman of its parent company, Huntsman Chemical Corporation, a year later. From 1991 to 1995 he was President and Chief Executive Officer of GAIA Holdings, Inc., until joining the Company as President of GAIA Technologies, Inc. and later TieTek, Inc. Dr. Sullivan has served as Chairman and Director of several companies and organizations in manufacturing and polymer technology, including the Executive Committee of the Society of the Plastics Industry. He currently serves as a Director of the Sarkeys Energy Center at the University of Oklahoma. Dr. Sullivan holds a Bachelor's degree in Chemical Engineering from Cooper Union and Master's and PhD. degrees in Chemical Engineering from New York University.

BOARD MEETINGS AND COMMITTEES
-----------------------------

     During the fiscal year ended December 31, 1998, the Board of Directors met four times. All directors on the Board during 1998 attended at least 75% of the meetings of the Board and committees of which they were a member.

     The Board of Directors has established two committees to allow the Board to focus specific attention on critical areas of the Board's management and monitoring of the Company's business. From time to time, the committees will make recommendations to the Board as necessary. The committees that were established and the current directors assigned to each committee are as follows:

     Financial Audit:
          Douglas C. Williamson
          Edwin H. Knight

     Compensation:
          Douglas C. Williamson
          Edwin H. Knight

     The purpose of the Financial Audit Committee is to oversee the financial reporting procedures of the Company, insure adequate financial and internal controls, review the scope of the Company's annual audit and recommend the selection of independent auditors. The primary responsibilities of this committee include: reviewing with the Company's Chief Financial Officer the adequacy of quarterly and annual SEC filings; reviewing and consulting with the Company's independent auditors regarding their reports of audit and accompanying management letters; reviewing all financial statements, financial controls, internal controls and accounting practices of the Company; evaluating the performance and cost of the Company's independent auditors; recommending to the Board of Directors the selection of the Company's auditors for the upcoming year; and monitoring compliance by the Company's management and employees with major Company policies and financial controls.

     The membership of the Financial Audit Committee is designed to include a minimum of two directors. The Company's Chief Financial Officer serves as an ex-officio member of the committee and attends all meetings except the annual review of the Company's financial controls and accounting procedures with the Company's independent auditors. The Financial Audit Committee met once during 1998.

     The purpose of the Compensation Committee is to recommend compensation policies for the Company's senior management and to establish and administer the Company's stock-based compensation plans. The primary responsibilities of this committee include: reviewing all new employment agreements with senior management and key employees of the Company; establishing criteria for annual incentive bonus plans for the Company and senior management (in concert with the recommendations of the Company's Chief Executive Officer) and recommending amounts and payment of annual bonuses earned in accordance with those criteria; recommending the issuance of incentive stock options to key management personnel; assisting with and reviewing the establishment of an employee stock option plan and director stock option plan when and if requested by the Board of Directors; and monitoring and reviewing the Company's compensation policies for all employees.

     The membership of the Compensation Committee is designed to include at least two outside (non-employee) directors. The Compensation Committee did not meet during 1998.

DIRECTORS' COMPENSATION
-----------------------

     The directors of the Company receive no cash compensation in connection with their services as directors. In 1999, Messrs. Williamson and Knight were each granted options to purchase 10,000 shares of Common Stock under the Plan. Mr. Williamson assigned his options to his employer, BCI. In addition, in 1999 Mr. Thompson was granted options to purchase 50,000 shares of Common Stock under the Plan

AGREEMENTS WITH HOLDERS OF PREFERRED STOCK
------------------------------------------

     Pursuant to agreements relating to the purchase of the Preferred Stock (the "Purchase Agreements") between the Company, BCI and certain other investors (collectively, with BCI, the "Investors"), the Company has agreed to nominate to the Board of Directors, for so long as the Preferred Stock are owned by the Investors or permitted assignees or permitted transferees, (i) four (4) members designated by the holders of a majority in interest of the Preferred Stock taken together as a group, at least one (1) of whom shall be designated by BCI so long as BCI owns at least fifty percent (50%) of the Preferred Stock; (ii) four (4) members designated by the holders of Common Stock; and (iii) one (1) member designated jointly by the holders of the Common Stock and the holders of a majority in interest of the Preferred Stock taken together as a group. The requisite holders of the Preferred Stock have agreed that for so long as the number of Directors constituting the Board shall be six, three (3) directors will be designated by the Investors and three (3) will be designated by the holders of the Common Stock. Currently, pursuant to the Purchase Agreements, the Investors' nominees are: Douglas C. Williamson and Edwin H. Knight. As a result of the recent changes to the Board of Directors, the Company and the principal holders of the Preferred Stock are in discussions regarding revisions to this agreement, although as of the date of the mailing of this Proxy, no such revised agreement has been reached.

     If the Company shall breach any of the covenants or obligations set forth in the Purchase Agreements and such breach remains uncured, the holders of a majority in interest of the Preferred Stock taken together as a group shall be entitled then and thereafter to nominate and elect a majority of directors to the Company's Board of Directors, at least two (2) of which majority shall be designees of BCI.

CHANGES IN CONTROL
------------------

     If the Company breaches any of its covenants or obligations set forth in the Purchase Agreements and such breach were to remain uncured, the holders of a majority in interest of the Preferred Stock taken together as a group would be entitled then and thereafter to nominate and elect a majority of directors to the Company's Board of Directors, at least two (2) of which shall be designees of BCI.

                             EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation paid or accrued for the fiscal years ended December 31, 1996, 1997 and 1998 by the Company to or for the benefit of its former Chairman, President and Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE


                                                                                    Long Term Compensation
------------------------------------------------------------------------------------------------------------------------------------

                                      Annual Compensation                        Awards                 Payouts
------------------------------------------------------------------------------------------------------------------------------------

   Name                                                  Other         Restricted
   and                                                  Annual           Stock          Stock                       All Other
Principal                                               Compen-          Award(s)      Options/        LTIP          Compen-
Position         Year(s)   Salary($)    Bonus($)       sation($)           ($)         SARS (#)     Payouts($)      sation($)
-----------------------------------------------------------------------------------------------------------------------------------
Tim B.            1998      $193,275          -                  -              -      55,5555(1)          -              3,504(2)
 Tarrillion       1997       184,833          -                  -              -            -(3)          -              6,951(2)
Former Chief      1996       185,903          -                  -              -           -              -              5,940(2)
 Executive
 Officer and
 President
====================================================================================================================================

___________________________

(1) Consists of options granted during fiscal year ended December 31, 1995 which were repriced as of July 10, 1997 and December 23,1998.

(2) Represents life insurance premiums paid by the Company on policies on the executive's life and matching contributions to the Company's 401-K plan.

(3) Options to purchase 55,555 shares of Common Stock granted during the fiscal year ended December 31, 1995 were repriced as of July 10, 1997 and December 23, 1998 and are listed for the purposes of this table as being granted in 1998.


     The following table sets forth for the named executive officer information regarding grants of Stock Options/SARs made by the Company to or for the benefit of such executive officer during the fiscal year ended December 31, 1998.


                    OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

--------------------------------------------------------------------------------
                               Individual Grants
--------------------------------------------------------------------------------
                                     % of Total
                                    Options/SARs
                                     Granted to    Exercise Price
                   Options/SARs     Employees in      Base Price      Expiration
     Name          Granted (#)(1)   Fiscal Year        ($/Sh)            Date
--------------------------------------------------------------------------------
Tim B. Tarrillion     55,555(2)           100%           $4.50    June 30, 2006
Former Chief
Executive Officer
and President
--------------------------------------------------------------------------------

___________________
(1) The options included in the table consist of options granted during the fiscal year ended December 31, 1995 at an exercise price of $22.50 per share which were repriced to $9.00 per share as of July 10, 1997 and subsequently repriced to $4.50 per share as of December 23, 1998 (as adjusted to reflect the Company's 9 for 1 reverse stock split effective May 13, 1998). See "Stock Options and Warrants."

(2) Options to purchase 44,444 shares of Common Stock are currently vested and the remaining 11,111 options will vest on December 31, 1999.

     The following table sets forth for the named executive officer information regarding stock options exercised by such officer during the 1998 fiscal year, together with the number and value of stock options held at 1998 fiscal year-end, each on an aggregated basis.


      Aggregated Option Exercises in the 1998 Fiscal Year and Fiscal Year-End Option Value


                                                                       Number of              Value of Unexercised
                                                                      Unexercised                 In-the-Money
                                                                      Options at                   Options at
                                                                    Fiscal Year-End              Fiscal Year-End
                             Number of                        ---------------------------   -------------------------
                          Shares Acquired        Value               Exercisable/                 Exercisable/
         Name               on Exercise         Realized             Unexercisable              Unexercisable (1)
--------------------------------------------------------------------------------------------------------------------
Tim B. Tarrillion               --                --                 44,444/11,111                   $0/$0
--------------------------------------------------------------------------------------------------------------------

___________________

(1) The last sales price of the Company's Common Stock as reported on the NASDAQ SmallCap Market on December 31, 1998 was $3.25, which was lower than the exercise price of the options.

EMPLOYMENT AGREEMENTS
---------------------

     Effective December 23, 1998, the Company entered into an agreement with Mr. Tarrillion in full settlement of his employment contract. The agreement provides for the resignation of Mr. Tarrillion's officer positions as of January 22, 1999, with the continuation of his employment as a full-time consultant through March 31, 1999. From April 1 through December 31, 1999, Mr. Tarrillion will be available on an "as-needed" basis and his salary and benefits will continue through such date. Mr. Tarrillion's current annual salary is approximately $190,000. As part of the agreement, the exercise price of 55,555 options was reduced from $9.00 to $4.50. Of these options, 44,444 are currently
vested and 11,111 will vest on December 31, 1999.   In addition, Mr. Tarrillion
agreed that he will not seek re-election to the Board of Directors when his term expires at the Meeting.

     In February 1995 the Company entered into an employment agreement with Ms. Shields as its Senior Vice President-Finance and Chief Financial Officer. Ms. Shields' employment agreement provides for a base salary of $120,000, plus bonuses and cost of living increases, as well as options to purchase 33,333 shares of the Company's Common Stock which vest over four years commencing on March 31, 1996. Her agreement is for a term of five years. In September 1997, the Company and Ms. Shields entered into an amendment to her employment agreement whereby she is compensated on a hourly basis, using a rate computed from her salaried compensation. This agreement was entered into due to the decreased administrative duties required of Ms. Shields as the Company's technologies were either sold or licensed, and as a further reduction of the Company's overhead costs. This voluntary arrangement may be terminated at any time by either party, in which case the provisions of Ms. Shields' original employment agreement would be in effect.

STOCK OPTIONS AND WARRANTS
--------------------------

     Prior to the adoption of the Plan, the Company had no formal stock option plan. However, through December 1998 the Company has outstanding options to purchase 338,889 shares of the Company's Common Stock. Of these, 330,556 are outstanding to current and former employees, have option prices ranging from $4.50 to $22.50, vest 20% to 25% per year and expire through June 2006. As noted above, the exercise price for Mr. Tarrillion's options was reduced from $9.00 to $4.50 per share in December 1998, and, in 1999, certain outstanding options previously granted to Dr. Sullivan and Ms. Knight were also repriced to $4.50. The remaining options were granted to current or past note holders, have an exercise price of $6.75 and expire through September 1999. Included in these options to employees are 202,776 granted to current or former directors of the Company and 33,333 granted to other executive officers of the Company.

1999 STOCK INCENTIVE PLAN AND REPRICING OF CERTAIN OUTSTANDING OPTIONS
----------------------------------------------------------------------

     Subsequent to year-end, the Compensation Committee of the Board of Directors approved, subject to stockholder approval, the Company's 1999 Stock Incentive Plan (the "Plan"). The Plan authorizes the Compensation Committee to grant options in the maximum amount of 10% of the total issued and outstanding shares of the Company or reserved for issuance upon the conversion or exercise of outstanding convertible securities. Of these options, up to a maximum of 1,000,000 shares may be issued pursuant to incentive stock options granted under the Plan. Additional information about the Plan is provided in Proposal 2.

     The Compensation Committee approved, subject to stockholder approval of the Plan, new grants of ten-year options under the Plan to Henry Sullivan, President and Chief Executive Officer (40,000 shares), Judith Knight Shields, Chief Financial Officer (10,000 shares), and each of the outside directors of the Company (10,000 shares each). All such options are subject to vesting provisions and have an exercise price of $3.00.

     The Compensation Committee also approved a reduction in the exercise price of an aggregate of 55,555 outstanding options previously granted to Henry Sullivan and Judith Shields from $9.00 to $4.50. All other terms of the options remained in effect.

     In 1999, the Compensation Committee also approved, subject to stockholder approval of the Plan, a grant of options to purchase 50,000 shares to William C. Thompson subject to vesting provisions and having an exercise price of $3.00.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following tables set forth as of May 12, 1999 certain information with respect to the beneficial ownership of the Company's Common Stock and Series F, Series G-I, Series G-II, and Series G-III Shares by any person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than five percent (5%) of any class of the Company's voting securities based upon filings with the Securities and Exchange Commission. As of May 12, 1999, there were 3,616,041 outstanding shares of Common Stock, 106,035 outstanding Series F Shares, 17,397 outstanding Series G-I Shares, 21,265 outstanding Series G-II Shares, and 4,190 outstanding Series G-III Shares.

                                  COMMON STOCK

                                                                      Amount and Nature
                                                                        of Beneficial                    Percentage
Name and Address of Beneficial Owner                                     Ownership(1)                    of Class(1)
------------------------------------                           --------------------------------   -------------------------
NationsBanc Capital Corporation                                          3,873,397(2)                      51.7 %
(now an affiliate of
Bank of America Capital Investors)
901 Main Street, 22nd Floor
Dallas, Texas 75202

The CCG Charitable                                                         426,791(3)                      10.6%
Remainder Unitrust #1
14450 T.C. Jester Boulevard, Suite 170
Houston, Texas 77014

David S. Holland                                                           362,586(4)                       9.1%
1 Riverway, Suite 1700
Houston, Texas 77056

Harrison Interests, Ltd.                                                   262,305(5)                       6.8%
Texas Commerce Bank Bldg., Suite 1900
Houston, Texas 77002

Henry W. Sullivan                                                          229,890(6)                       6.3%
4710 Bellaire Boulevard, Suite 301
Bellaire, Texas 77401

Pecaut Capital Investors, LP                                               209,844(7)                       5.5%
511 6th Street
Sioux City, Iowa  51101

William T. Aldrich                                                         190,739(8)                       5.3%
10406 Memorial Drive
Houston, Texas 77024

Tim B. Tarrillion                                                          185,167(9)                       5.0%
4710 Bellaire Boulevard, Suite 301
Bellaire, Texas 77401

___________________________

(1) Calculated in accordance with Item 403 of Regulation S-B and Rule 13d-3(d) as promulgated under the Exchange Act. Includes shares of Common Stock which the holder has the right to acquire upon exercise or conversion of outstanding options, warrants or other convertible securities (such as the Preferred Stock) within sixty (60) days of May 12, 1999.

(2) Includes 3,317,841 shares of Common Stock issuable upon conversion of Series F, Series G-I and Series G-II Shares. Includes 555,556 shares of Common Stock which may be acquired upon exercise of Common Stock purchase warrants. Does not include 10,000 shares of Common Stock issuable upon exercise of options granted to Mr. Williamson in his capacity as Director which were assigned to BCI and which will vest upon his attendance at future board meetings.

(3) Includes 343,458 shares of Common Stock issuable upon conversion of Series F, Series G-I, Series G-II, and Series G-III Shares. Includes 83,333 shares of Common Stock which may be acquired upon exercise of Common Stock purchase warrants.

(4) Includes 362,586 shares of Common Stock issuable upon conversion of Series G-II and G-III Shares.

(5) Includes 206,749 shares of Common Stock issuable upon conversion of Series F and Series G-I Shares. Includes 55,556 shares of Common Stock which may be acquired upon exercise of Common Stock purchase warrants.

(6) Dr. Sullivan is deemed to beneficially own 176,851 shares of Common Stock by virtue of his position as a principal executive officer of GAIA Holdings, Inc., which owns 61,728 shares of Common Stock, and Thor Ventures, L.C. which owns 115,123 shares of Common Stock. Includes 29,455 shares of Common Stock issuable upon the conversion of Series G-II Shares. Includes 4,585 shares owned through a profit sharing plan for the benefit of Dr. Sullivan and 16,666 shares which may be acquired upon exercise of options. Does not include 45,555 shares issuable upon exercise of options which have not vested.

(7) Includes 165,400 shares of Common Stock issuable upon conversion of shares of Series F and Series G-I Shares. Includes 44,444 shares of common stock which may be acquired upon exercise of Common Stock purchase warrants.

(8) Mr. Aldrich is deemed to beneficially own 176,851 shares of Common Stock by virtue of his position as principal executive officer of GAIA Holdings, Inc. which owns 61,728 shares of Common Stock, and Thor Ventures, L.C. which owns 115,123 shares of Common Stock. Also includes 13,888 shares which may be acquired upon exercise of options.

(9) Includes 58,944 shares of Common Stock and 5,555 Common Stock purchase warrants received by Mr. Tarrillion in conjunction with a merger transaction between the Company and EET in March 1995. Includes 45,658 shares owned through a profit sharing plan for the benefit of Mr. Tarrillion and 44,444 shares which may be acquired upon exercise of options. Includes 29,455 shares of Common Stock issuable upon the conversion of Series G-II Shares. Does not include 11,111 shares issuable upon exercise of options which do not vest until December 31, 1999. Does not include 16,534 shares owned by trusts on behalf of Mr. Tarrillion's minor children which are held by an independent trustee as to which Mr. Tarrillion disclaims any beneficial ownership.

                     SERIES F AND SERIES G PREFERRED STOCK




                                         Amount and Nature of                     Amount and Nature of
         Name and address of                   Series F            Percentage           Series G           Percentage
          Beneficial Owner                     Ownership           of Class(1)          Ownership          Of Class(1)
          ---------------                      ---------          -------------         ---------         -------------
NationsBanc Capital                            71,444                 67.4%                 23,406            54.6%
Corporation  (now an affiliate of
 Bank of America Capital Investors)
901 Main Street, 66th Floor
Dallas, Texas 75202

The CCG Venture Partners                       10,717(2)              10.1%                  2,386(2)          5.6%
14450 T.C. Jester Boulevard
Suite 170
Houston, Texas 77014

Harrison Interests, Ltd.                        7,144                  6.7%                      -               -
Texas Commerce Bank Bldg.
Suite 1990
Houston, Texas 77002

Pecaut Capital Investors, LP                    5,715                  5.4%                      -               -
511 6th Street
Sioux City, Iowa 51101

David S. Holland                                    -                    -                   3,457             8.1%
1 Riverway, Suite 1700
Houston, Texas 77056

_____________________

(1) Calculated in accordance with Item 403 of Regulation S-B and Rule 13d-3(d) as promulgated under the Exchange Act. Includes shares of Common Stock which the holder has the right to acquire upon exercise or conversion of outstanding options, warrants or other convertible securities (such as the Series F, Series G-I, Series G-II and Series G-III Shares) within sixty
     (60) days of May 12, 1999. Calculations were made using the conversion prices as of April 30, 1999 as follows: Series F - $4.514172; Series G-I - $2.593675; Series G-II - $.86625 and Series G-III - $1.50.

(2) Registered in the name of The CCG Charitable Remainder Unitrust No. 1 for which CCG Venture Partners, LLC provides investment management services. CCG Venture Partners, LLC disclaims beneficial ownership of these shares.

SECURITY OWNERSHIP OF MANAGEMENT
--------------------------------

     The following table sets forth as of May 12, 1999 the beneficial ownership of the Company's Common Stock by (i) the executive officer identified in the Summary Compensation Table appearing herein; (ii) each director and nominee for director; and (iii) all directors and executive officers as a group. As of May 12, 1999, there were 3,616,041 outstanding shares of Common Stock, 106,035 outstanding Series F Shares, 17,397 outstanding Series G- I Shares, 21,265 outstanding Series G-II Shares, and 4,190 outstanding Series G-III Shares.

                                              Amount and Nature
                                               of Beneficial          Percentage
Name and Address of Beneficial Owner           Ownership(1)          Of Class(1)
-----------------------------------            ------------          -----------
Henry W. Sullivan                               229,890(2)              6.3%
4710 Bellaire Boulevard, Suite 301
Houston, Texas 77401

Tim B. Tarrillion                               185,167(3)              5.0%
4710 Bellaire Boulevard, Suite 301
Bellaire, Texas 77401

Douglas C. Williamson                                 -(4)                -
901 Main Street, 22nd Floor
Dallas, Texas 75202

Edwin H. Knight                                       -(5)                -
707 Travis, Suite 1900
Houston, Texas 77002
                                                      -(6)                -
William C. Thompson
1416 Dodge, Room 625
Omaha, Nebraska  68179

All officers and directors as a group           485,801                12.8%
(6) persons

___________________

(1) Calculated in accordance with Item 403 of Regulation S-B and Rule 13d-3(d) as promulgated under the Exchange Act. Includes shares of Common Stock which the holder has the right to acquire upon exercise or conversion of outstanding options, warrants or other convertible securities (such as the Preferred Stock) within sixty (60) days of May 12, 1999.

(2) Dr. Sullivan is deemed to beneficially own 176,851 shares of Common Stock by virtue of his position as a principal executive officer of GAIA Holdings, Inc., which owns 61,728 shares of Common Stock, and Thor Ventures, L.C. which owns 115,123 shares of Common Stock. Includes 29,455 shares of Common Stock issuable upon the conversion of Series G-II Shares. Includes 4,585 shares owned through a profit sharing plan for the benefit of Dr. Sullivan and 16,666 shares which may be acquired upon exercise of options. Does not include 45,555 shares issuable upon exercise of options which have not vested.

(3) Includes 58,944 shares of Common Stock and 5,555 Common Stock purchase warrants received by Mr. Tarrillion in conjunction with a merger transaction between the Company and EET in March 1995. Includes 45,658 shares owned through a profit sharing plan for the benefit of Mr. Tarrillion and 44,444 shares which may be acquired upon exercise of options. Includes 29,455 shares of Common Stock issuable upon the conversion of Series G-II Shares. Does not include 11,111 shares issuable upon exercise of options which do not vest until December 31, 1999. Does not include 16,534 shares owned by trusts on behalf of Mr. Tarrillion's minor children which are held by an independent trustee as to which Mr. Tarrillion disclaims any beneficial ownership.

(4) Mr. Williamson is a Senior Vice President at BCI. Does not include 3,317,841 shares of Common Stock issuable to BCI upon conversion of its holdings of Series F, Series G-I and Series G-II Shares. Does not include 555,555 shares of Common Stock which may be acquired by BCI upon exercise of Common Stock purchase warrants. Does not include 10,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Williamson in his capacity as Director which were assigned to BCI and which have not vested.

(5) Mr. Knight manages Harrison Interests Ltd. Does not include 206,749 shares of Common Stock issuable to Harrison Interests, Ltd. upon conversion of its holdings of Series F, Series G-I and Series G-II Shares. Does not include 55,555 shares of Common Stock which may be acquired by Harrison Interests,
     Ltd. upon exercise of Common Stock purchase warrants.   Does not include
     10,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Harrison in his capacity as Director which have not vested.

(6) Does not include 50,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Thompson in his capacity as Director which have not vested.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
----------------------------------------------

     In May 1998, BCI purchased 10,000 Series G-II Shares for cash proceeds of $1,000,000. Mr. Williamson, Chairman of the Board and Director of the Company is a Managing Director and Senior Vice President of BCI. In November 1998, Mr. Sullivan, Mr. Tarrillion and Ms. Shields purchased 250, 250 and 200 shares of the Company's Series G-II Shares for cash proceeds of $25,000, $25,000 and $20,000, respectively. These transactions were completed on terms identical to those negotiated with third-party investors.

     Effective December 23, 1998 the Company entered into an agreement in full settlement of Mr. Tarrillion's employment contract. See "Executive Compensation- Employment Agreements."

     In 1999, TieTek, Inc., a wholly-owned subsidiary of the Company, invoiced Union Pacific Railroad Company $70,452 for the sale of TieTek Composite Railroad Crossties. Mr. Thompson, a Director of the Company, is the Senior Director of Derailment Prevention for Union Pacific Railroad Company.

                           VOTE REQUIRED FOR APPROVAL

     A plurality of votes cast by holders of shares of Common Stock and Preferred Stock, voting together, at the Meeting is required to elect a nominee as a director.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES TO THE
                                         ---
                               BOARD OF DIRECTORS

                                   PROPOSAL 2
               PROPOSAL TO APPROVE THE 1999 STOCK INCENTIVE PLAN


     On February 22, 1999, the Board of Directors of the Company adopted (and recommended for submission to the stockholders for their approval) the 1999 Stock Incentive Plan (the "Plan"). The Plan provides for the granting of incentive stock options, nonqualified stock options and restricted stock awards.

     The purposes of the Plan are to: (i) better align the interests of stockholders with the interest of officers, directors and key employees by creating a direct linkage between participants' rewards and the performance of the Company and its subsidiaries; (ii) encourage stock ownership and proprietary interests in the Company stock; and (iii) assist the Company in attracting and retaining highly competent directors and key employees vital to its success.

     Executive officers and directors are eligible to receive awards under the Plan and therefore have a personal interest in the adoption of the Plan.

SUMMARY OF THE PLAN
-------------------

     The following general description is a summary of the Stock Incentive Plan. The complete text appears as Exhibit A to the Proxy Statement and the following description is qualified in its entirety by reference to Exhibit A.

Term
----

     The Plan will become effective once it is approved by the stockholders. Although the Plan has no fixed expiration date, new awards will not be granted after February 21, 2009.

Administration
--------------

     The Plan is to be administered by the full Board of Directors or by the Compensation Committee of the Board (the Board of Directors or the Compensation Committee shall hereinafter be referred to as the "Committee"). That Committee has the exclusive authority to make awards under the Plan and to make interpretations and determinations involving the Plan.

Participation and Award Estimates
---------------------------------

     Officers, directors and other key employees of the Company and its subsidiaries who are selected by the Committee are eligible for participation in the Plan. Participants in the Plan are also eligible to participate in other incentive plans of the Company. Awards under the Plan are made at the discretion of the Committee or, in the case of nonemployee directors, at the discretion of the full Board. As a result, it is not possible to identify who will receive awards or the amount of those awards.

Types of Awards
---------------

     Awards under the Plan may be in the form of stock options (including incentive stock options that meet the requirements of Section 422 of the Internal Revenue Code ("ISOs")) and stock awards.

Shares Available for Awards and Closing Quotation
-------------------------------------------------

     The number of shares of Common Stock which may be issued pursuant to the Plan is set at 10% of the total number of shares of Common Stock issuable and outstanding, on a fully diluted basis; provided, however, that the foregoing formula shall never result in a reduction of the shares available for issuance under the Plan. The Company estimates that the aggregate amount of shares that will be subject to the Plan in 1999 will be approximately 1,129,602. As of March 31, 1999, options to purchase 91,111 shares of Common Stock have been granted under the Plan. The aggregate number of shares of Common Stock that may be covered by stock option awards granted to any single individual under the Plan may not exceed 500,000 shares per calendar year. All of the shares of Common Stock may be awarded in the form of stock options or stock awards, however, in no event will more than an aggregate or 1,000,000 Incentive Stock Options be issued pursuant to the Plan. In addition, the following shares are available for issuance under the Plan: (i)any shares of common stock that are forfeited or otherwise not payable under the Plan; (ii) any shares of Common Stock tendered in satisfaction of tax withholding or other obligations relating to proposed awards under the Plan; and (iii) shares of Common Stock repurchased by the Company that have been designated for allocation to the Plan.

     As of April 30, 1999, the closing bid price of the Company's Common Stock, as reported on the NASDAQ, was $3.18.

Stock Options
-------------

     The term of options granted under the Plan is determined by the Committee, but the term of an option may not exceed ten years. The per share option price for any shares which may be purchased under any option will be determined by the Committee, but it will not be less than 50% of the fair market value of the shares on the date the option is granted (100% for Incentive Stock Options, or 110% in the case of certain principal stockholders). Each option will become exercisable at the time determined by the Committee. Each option will be exercisable, in full or in part, by payment of the option price in cash, shares of common stock, third-party cash-less exercise transactions or any combination of these methods. Shares of common stock delivered in payment of the exercise price must have been owned by the participant for at least six months.

Stock Awards
------------

     The Committee may make stock awards on the terms and conditions it determines. A stock award entitles a participant to shares of common stock which, at the determination of the Committee, may be subject to a restriction period. In determining whether to make stock awards subject to such a restriction, the Committee may consider circumstances such as a participant's termination of employment, or the failure of the Company or a participant to attain specified performance goals. None of the shares subject to a restriction may be assigned, transferred, pledged or sold until they are delivered to the holder of the stock award.

     When a participant is granted a restricted stock award, the Company shall register a stock certificate in the participant's name representing the number of shares of common stock designated by the Committee. This certificate shall be held in custody by the Company for the participant's account. The participant shall generally have the rights and privileges of a stockholder as to the shares awarded pursuant to a restricted stock award, including the right to vote, except that the shares will remain in the custody of the Company until all restrictions have lapsed.

     If, during a restriction period, a participant terminates employment for any reason other than death, disability or retirement, the participant will forfeit all rights to the payment of any restricted stock award, unless otherwise provided by the Committee. If, during a restriction period, a participant's termination is due to death, disability or retirement, the participant or beneficiary will be entitled to receive a pro-rata portion of the restricted stock award, such portion based on the portion of the restriction period that the participant was employed, provided that the participant had completed a minimum of one year of employment during the restriction period.

Stock Adjustments
-----------------

     In the event of any stock dividend or split, recapitalization, reorganization, merger, or other change in the capitalization of the Company, or similar event affecting the Company's common stock, the Committee will, as it deems equitable, adjust the number of shares that may be available under the Stock Incentive Plan or the terms or number of shares pertaining to any outstanding award.

Change in Control
-----------------

     In the event of a change in control: (i) all outstanding options become immediately exercisable; and (ii) all restrictions imposed on restricted shares will immediately lapse. A change in control is defined to have occurred if any of the following occur: (A) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company; (B) a merger or consolidation in which the Company is merged or consolidated with another corporation or entity, other than a corporation or entity that is an "affiliate" of the Company (as such term is defined in Rule 144(a) promulgated under the Securities Act of 1933, as amended); (C) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange, or transfer to one (1) or more subsidiary corporations of the Company); or (D) a liquidation or dissolution of the Company.

Amendment and Termination
-------------------------

     The Board of Directors may modify, amend, or terminate the Plan at any time except that, to the extent then required by law, approval of the holders of a majority of shares of Common Stock and Preferred Stock voting together as a single class, represented in person or by proxy at a meeting of the stockholders will be required to increase the maximum number of shares of Common Stock available for distribution under the Plan (other than increases due to adjustments in accordance with the Plan). No modification, amendment, or termination of the Plan can adversely affect the rights of a participant under a grant previously made without the participant's consent.

Other Provisions
----------------

     The Committee may also offer participants the right to defer the receipt of all or any portion of their performance restricted shares, restricted stock or stock award. However, awards may be forfeited if a participant is terminated for deliberate or gross misconduct. Awards may also be forfeited within three years following a participant's termination of employment, the participant engages in conduct that, in the Committee's discretion, is directly or indirectly competitive with the Company.

Tax Withholding
---------------

     Whenever shares are to be issued or cash is to be paid under the Plan, the Company shall have the right to require the participant to remit to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements. Such withholding requirements may be paid (i) in cash; (ii) in the discretion of the Committee, through the delivery to the Company of previously-owned shares of Common Stock having an aggregate Fair Market Value equal to the tax obligation provided that the previously owned shares delivered in satisfaction of the withholding obligations must have been held by the participant for at least six (6) months; or (iii) in the discretion of the Plan Administrator, through a combination of the procedures set forth in subsections
(i) and (ii) above.

Federal Income Tax Consequences
--------------------------------

Nonqualified Options

     Under the current applicable provisions of the Internal Revenue Code, the recipient of an option will not pay any tax at the time of grant provided that the exercise price of the option is equal to or greater than Fair Market Value of the Common Stock on the date of grant. When a nonqualified option is exercised, any excess of the fair market value of the affected shares over the total option price of those shares will be treated for federal tax purposes as ordinary income. Any profit or loss realized on the sale or exchange of any share actually received will be treated as a capital gain or loss. If the fair market value on the date of exercise of the shares with respect to which the option was exercised exceeds the exercise price, the Company is entitled to deduct that amount.

Incentive Stock Options

     With respect to an ISO, no taxable gain or loss generally will be recognized when the option is granted or exercised. ISOs exercised more than three months after termination of employment will be taxed in the same manner as nonqualified options described above. Generally, when an ISO is exercised, the spread between the fair market value and the exercise price will be an item of tax preference for purposes of the alternative minimum tax.

     If the shares acquired when an ISO is exercised are held for at least two years from the grant of the options and one year from the exercise of the options, any gain or loss realized upon their sale will be treated as long-term capital gain or loss. In such a case, the Company will not be entitled to a deduction. If the shares are not held for the two-year and one-year periods, ordinary income will be recognized in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date the option was exercised. The Company will be entitled to a deduction equal to the amount of any ordinary income recognized in this manner. If the shares are not held for the one-year period and the amount realized upon sale is less than the grant price, the difference will be a capital loss.

                         VOTE TO REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the shares voting at the meeting is required for approval of this proposal.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1999 STOCK
                                             ---
                                INCENTIVE PLAN.

                PROPOSALS RELATED TO THE ISSUANCE OF SECURITIES

     The Board of Directors has unanimously approved and determined to submit to the stockholders of the Company for approval two Proposals related to the issuance and sale of up to a maximum of $5,000,000 of any combination of the Company's Common Stock, a new class of the Company's preferred stock, or convertible debt in one or more private placements at the discretion of the Board of Directors (each, a "Private Placement" and collectively, the "Private Placements") in accordance with the limitations described in Proposals 3 and 4. The Private Placements are being submitted to the stockholders in accordance with NASDAQ rules requiring stockholder approval of issuances, and potential issuances, of more than 20% of the Company's outstanding Common Stock.

     Due to a combination of the need to complete the financing in an expedient manner and the substantial amount of time required to solicit stockholder approval, the Board is submitting Proposals 3 and 4 to the stockholders prior to the receipt of a binding commitment by an investor to provide the necessary financing. Advance approval by the stockholders would provide the Company with the ability to timely complete the financing and aid in the completion of the Company's manufacturing plant without the delay associated with circulating a proxy to stockholders while the financing is pending. Of course, the stockholders will not have the opportunity to assess the precise terms of any Private Placement. After careful consideration, the Board of Directors concluded that it was in the best interest of the Company and its stockholders to obtain advance approval of the issuance of Company securities as contemplated by Proposals 3 and 4.

REASONS FOR A PRIVATE PLACEMENT
-------------------------------

     The Company has authorized the Private Placements in order to obtain financing necessary to enable the Company to effectuate its plan to build its own manufacturing facility for the Company's proprietary railroad crosstie (the "TieTek Crosstie"). The TieTek Crosstie was developed as an attractive replacement for wood crossties, but with a longer life and with several environmental advantages. It has been successfully tested by a number of independent groups, including a major U.S. railroad. Since its first track installation in March 1996, several thousand TieTek Crossties have been installed under track in a variety of load and environmental conditions where they continue to meet performance expectations. The Company is now executing a manufacturing strategy which will further expand the entrance of the TieTek Crosstie into the market in 1999.

     The Company has recently received an order to manufacture 20,000 TieTek Crossties, and believes that current market demand will exceed the capacity of the Company to manufacture TieTek Crossties through third-party tolling arrangements or a single line manufacturing plant. In order to execute the Company's manufacturing strategy and fill existing and anticipated orders, the Company is completing plans to build a permanent production facility to produce TieTek Crossties in Houston, Texas. In November 1998 the Company leased a 23,000 square foot manufacturing facility on three acres of land in Houston, Texas. The Company has also issued purchase orders with an aggregate value of approximately $1,200,000 for the key process equipment necessary to produce the TieTek Crossties and has made cash payments of approximately $800,000 relating to these purchase orders. In addition, the Company has contracted with engineers to develop a plant layout and install the equipment. Based upon the Company's expenditures to date, and its current cash resources, the Company anticipates that it will require additional financing for the completion of the facility.

NASDAQ SHAREHOLDER APPROVAL REQUIREMENT
---------------------------------------

     The NASDAQ SmallCap Market ("NASDAQ") maintenance requirements contain certain corporate governance provisions, including a requirement that stockholders approve any private placement transaction involving the issuance or sale of securities convertible into common stock equal to or exceeding 20% or more of an issuer's currently outstanding shares. As more fully explained below, the Company anticipates that a Private Placement may involve the issuance and sale of the Company's Common Stock, a new class of the Company's preferred stock, or convertible debt which exceeds or is convertible into greater than 20% of the Company's currently outstanding shares at a discount to the trading price of the Company's Common Stock. Applicable NASDAQ rules require that a private placement such as the one contemplated by the Company be approved by the Company's stockholders.

DESCRIPTION OF THE PRIVATE PLACEMENTS
-------------------------------------

     The Company has recently engaged in preliminary discussions with several potential sources of funding in order to establish the likely terms of a Private Placement. Based upon these discussions and the Company's past capital raising experiences, the Company anticipates that a Private Placement will be completed through the issuance of the Company's Common Stock, a new class of the Company's preferred stock, or convertible debt (preferred stock and debt instruments shall be referred to collectively herein as "Convertible Securities") in one or more private placements which are expected to occur within twelve (12) months of the Annual Meeting. The aggregate dollar amount of the Private Placements will not exceed $5,000,000. Given the parameters explained below, the Private Placement will never result in Common Stock being issued below $1.00 per share, resulting in a maximum potential issuance of 5,000,000 shares of Common Stock. More specifically, the Private Placement will take one or more of the following possible forms:

(a) the issuance of Common Stock at a fixed price of not less than (i) an amount between $1.50 and $2.50 or (ii) an amount equal to 80% of a low bid price of the Company's Common Stock during the thirty (30) days preceding the date of issuance provided that in no event shall such calculated amount be less than $1.00; or

(b) the issuance of Convertible Securities which are convertible at a fixed price of not less than (i) an amount between $1.50 and $2.50 or (ii) an amount equal to 80% of a low bid price of the Company's Common Stock during the thirty (30) days preceding the date of issuance provided that in no event shall such calculated amount be less than $1.00; or

(c) the issuance of Convertible Securities which are convertible at a floating price of not less than an amount equal to 80% of the average bid price of the Company's Common Stock during the twenty (20) trading days preceding the date of conversion provided that in no event shall such calculated amount be less than $1.00.

     Proposal 3 further describes the potential of the issuance of Common Stock or Convertible Securities as described in (a) and (b) above (a "Fixed Price Security"), while Proposal 4 further describes the issuance of preferred stock or debentures as described in (c) above (a "Future Priced Security"). The Board of Directors believes that it is in the best interest of the Company to raise the funds necessary to complete the production facility through a Private Placement. The exact terms of the Private Placement are still subject to negotiation and there can be no assurance that the Private Placement will be consummated on the terms discussed below, if at all.

CONSEQUENCES IF STOCKHOLDER APPROVAL IS NOT OBTAINED
----------------------------------------------------

     If the stockholder approval sought hereby is not obtained, the Company will be prohibited under the terms of its listing agreement with NASDAQ from issuing any combination of securities, or securities convertible into, more than 20% of the outstanding shares of Common Stock of the Company. Such a limitation will likely cause the Company to resubmit a final proposal to its stockholders upon the conclusion of negotiations with potential investors. The failure to obtain stockholder approval may therefore constrain the Company's ability to obtain financing in an expedient manner and would result in the delay of both the receipt of the financing and the commencement of the Company's manufacturing of the TieTek Crosstie. Alternatively, the Company may be required to seek other forms of financing which do not involve the issuance of securities which represent or are convertible into Common Stock on terms which require stockholder approval under applicable NASDAQ rules, or curtail its plans to complete the facility.

     The Board of Directors is seeking the approval of BOTH Proposals 3 and 4 in order to (i) allow the Company the maximum possible amount of flexibility in reaching final terms for financing by investors and (ii) to expedite the ability of the Company to receive the proceeds of the financing needed to complete the manufacturing facility.

               VOTE TO REQUIRED FOR APPROVAL OF PROPOSALS 3 AND 4

     The affirmative vote of a majority of the shares of Common Stock and Preferred Stock voting together as a single class present, in person or by proxy, at the Meeting is required for the approval of a Private Placement of a Future Priced Security.

                                   PROPOSAL 3
AUTHORITY TO ISSUE UP TO $5,000,000 OF COMMON STOCK OR CONVERTIBLE SECURITIES IN
                 A PRIVATE PLACEMENT OF A FIXED PRICE SECURITY


DESCRIPTION OF THE FIXED PRICE SECURITIES
-----------------------------------------

     The final terms of a Private Placement are still subject to negotiation; however, one of the potential structures of a Private Placement is the issuance of a Fixed Price Security. The Private Placement of a Fixed Price Security could involve the issuance of Common Stock, a new class of preferred stock or a debt instrument. The Company expects that the terms of a Private Placement of a Fixed Price Securities will have the terms and features set forth below.

Common Stock

     Any issuances of Common Stock will be made at a price of not less than (i) an amount between $1.50 and $2.50 or (ii) an amount equal to 80% of a low bid price of the Company's Common Stock during the thirty (30) days preceding the date of issuance provided that in no event shall such calculated amount be less than $1.00.

Convertible Preferred Stock or Convertible Debentures

     One of the principal features of a Convertible Security will be that it is convertible into shares of Common Stock at any time at the option of the holder thereof. Each Convertible Security will be initially convertible, at the option of the holder thereof, into that number of shares of Common Stock which results from dividing not less than (i) an amount between $1.50 and $2.50 or (ii) an amount equal to 80% of a low bid price of the Company's Common Stock during the thirty (30) days preceding the date of issuance provided that in no event shall such calculated amount be less than $1.00, into a previously determined conversion value (the "Conversion Value"). For example, if 80% of a low bid price of the Company's Common Stock during the thirty days preceding the date of issuance (the "Thirty Day Period") was $2.25, the Company could elect to issue Convertible Securities with a price between $1.50 and $2.50. If 80% of a low bid price of the Company's Common Stock for the Thirty Day Period was $1.20, the Company could elect to issue shares with a price of $1.20. If 80% of a low bid price of the Company's Common Stock for the Thirty Day Period was $.80, the Company could elect to issue shares with a price of $1.00. Given these examples, if the Conversion Value was established as $100, the number of Common Shares to be issued upon the conversion of each Convertible Security could range from 40 to 100 shares. The preceding example is intended for demonstration purposes only and is not necessarily indicative of future price performance.

ADDITIONAL TERMS

     Any Convertible Securities issued as part of a Private Placement will provide for additional powers, preferences, rights and the qualifications, limitations, or restrictions terms and conditions as determined by the Board of Directors of the Company. Any debt instruments will have preferences senior to those of the holder of Common Stock and it is likely that any additional classes of preferred stock will also have preferences senior to those of the holder of Common Stock.

EFFECTS OF ISSUANCE OF FIXED PRICE SECURITIES
---------------------------------------------

     In the event that an investor and the Company determine to structure the investment as a Fixed Priced Security, the exact number of shares issuable upon conversion will be established as of the issuance. However, such Fixed Price Securities will likely be issued at a discount to the current market price of the Common Stock. The current holders of Common Stock will therefore be diluted by Private Placement issuances.


             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
                                                      ---
                  OF A PRIVATE PLACEMENT TRANSACTION INVOLVING
                            FIXED PRICE SECURITIES.

                                   PROPOSAL 4
AUTHORITY TO ISSUE UP TO $5,000,000 OF COMMON STOCK OR CONVERTIBLE SECURITIES IN
                A PRIVATE PLACEMENT OF A FUTURE PRICED SECURITY


Description of the Future Priced Securities
-------------------------------------------

     The final terms of a Private Placement are still subject to negotiation, however, one of the potential structures of the Private Placement is as a Future Priced Security. The Private Placement of a Future Priced Security could involve the issuance of a new class of preferred stock or a debt instrument.
The Company expects that the terms of the Private Placement of a Future Priced Securities will have the terms and features set forth below.

Convertible Preferred Stock or Convertible Debentures

     One of the principal features of a Convertible Security will be that it is convertible into shares of Common Stock at any time at the option of the holder thereof. Each Convertible Security will be convertible, at the option of the holder thereof, into that number of shares of Common Stock which results from dividing not less than an amount equal to 80% of the average closing bid price of the Company's Common Stock during the twenty (20) trading days preceding the date of conversion, provided that in no event shall such calculated amount be less than $1.00, into the Conversion Value. The following examples assume that the Conversion Value is established at $100 for each Convertible Security. If 80% of the average closing bid price for the Company's Common Stock during the twenty trading days preceding the date of conversion (the "Twenty Day Period") was $2.25, the Convertible Securities would each be convertible into a maximum of 44 shares of Common Stock. If 80% of the average closing bid price for the Company's Common Stock during the Twenty Day Period was $5.00, the Convertible Securities would each be convertible into a maximum of 20 shares of Common Stock. If 80% of the average closing bid price for the Company's Common Stock during the Twenty Day Period was $.80, the Convertible Securities would each be convertible into a maximum of 100 shares of Common Stock. The preceding example is intended for demonstration purposes only and is not necessarily indicative of future price performance.

ADDITIONAL TERMS

     Any Convertible Securities issued as part of a Private Placement will provide for additional powers, preferences, rights and the qualifications, limitations, or restrictions terms and conditions as determined by the Board of Directors of the Company. Any debt instruments will have preferences senior to those of the holder of Common Stock and it is likely that any additional classes of preferred stock will also have preferences senior to those of the holders of Common Stock.

EFFECTS OF ISSUANCE OF FUTURE PRICED SECURITIES
-----------------------------------------------

     In the event that an investor and the Company determine to structure the investment as a Future Priced Security, the exact number of shares of Common Stock issuable upon consummation of the Private Placement issuances cannot be estimated because the conversion is subject to adjustment mechanisms which cause the number of shares of Common Stock issuable to be dependent on future events, principally consisting of the future trading prices of the Common Stock in the marketplace and the conversion decisions made by holders. The application of the conversion formulas applicable to such securities will cause the number of shares of Common Stock to be issued to vary inversely with the market price of the Common Stock.

     The current holders of Common Stock will likely be diluted by Private Placement issuances and, in the event a Future Priced Security is issued, may be very substantially diluted depending on the market price of the Common Stock during such period, and the conversion formulas applicable to the Convertible Securities at the time of conversion. If, however, the market price of the Common Stock were to increase significantly prior to the date any of the Convertible Securities is converted, the current holders of Common Stock would benefit relative to a placement at market prices prevailing on the date of issuance. On April 30, 1999, the closing bid price of the Common Stock on the SmallCap Market was $3.18 per share. If such market price were used to determine the number of shares of Common Stock issuable as of the first date on which the Convertible Securities may be converted, the Company could issue a total of not more than approximately 1,965,000 shares of Common Stock if all such shares were converted at such time.

     Since there is no public market for the Convertible Securities, it is likely that the additional shares of Common Stock will be issued and ultimately sold in market transactions. Such sales could result in a decrease of the trading price of the Company's Common Stock below the $1.00 minimum bid which would subject the Company to delisting from the SmallCap Market. Given the large number of additional shares of Common Stock issuable upon conversion of currently outstanding Preferred Stock which may be resold on the SmallCap Market pursuant to a currently effective registration statement, the Company is already subject to the risk of a decline in the market price of its Common Stock regardless of the issuance of additional Convertible Securities.


             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
                                                      ---
                  OF A PRIVATE PLACEMENT TRANSACTION INVOLVING
                           FUTURE PRICED SECURITIES.

                                   PROPOSAL 5
 AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER
      OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 50,000,000


     The Board of Directors has unanimously adopted a resolution setting forth a proposed amendment to the Certificate to decrease the number of Shares of Common Stock which the Company is authorized to issue from 100,000,000 shares to 50,000,000 shares. A true and correct copy of the proposed amendment is attached hereto as "Exhibit B" The statements made in this Proxy Statement regarding the amendment to the Certificate to decrease the number of authorized shares of Common Stock should be read in conjunction with and are qualified in their entirety by reference to Exhibit "B."

     The Company is currently authorized to issue 100,000,000 shares of Common Stock, of which 3,616,041 were outstanding as of May 12, 1999. If the proposed amendment to the Certificate is effected, the number of outstanding shares will remain the same, but the number of authorized shares will be reduced to 50,000,000. The rights and preferences of the Common Stock and Preferred Stock would not be affected by the amendment.

REASON FOR THE DECREASE IN THE NUMBER OF SHARES OF COMMON STOCK

     In 1998, based upon 100,000,000 authorized shares of its Commons Stock, the Company paid $38,000 in franchise taxes to the state of Delaware. In an effort to reduce the amount of franchise taxes paid by the Company, the Board of Directors has unanimously approved a proposal to amend the Company's Certificate of Incorporation to decrease the number of shares of authorized Common Stock from 100,000,000 to 50,000,000. This amendment and action will result in a significant reduction in the fees paid by the Company to the state of Delaware. The Board of Directors believes that the number of authorized shares of Common Stock, post-amendment, will provide sufficient reserves for (i) future issuances of Common Stock upon the conversion of authorized and currently outstanding options, warrants and Preferred Stock and (ii) the Company's anticipated future capital raising needs.

                           VOTE REQUIRED FOR APPROVAL

     A plurality of votes cast by holders of shares of Common Stock and Preferred Stock at the Meeting is required to approve the amendment to the Company's Certificate of Incorporation to decrease the number of authorized shares of common stock from 100,000,000 to 50,000,000.


 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO
                                          ---
THE COMPANY'S CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER OF AUTHORIZED
             SHARES OF COMMON STOCK FROM 100,000,000 TO 50,000,000

                                   PROPOSAL 6
               RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS


     BDO Seidman, LLP has audited the Company's financial statements since 1992. BDO Seidman, LLP has been selected by the Board of Directors and the Financial Audit Committee to serve as the independent auditors for the Company for the fiscal year ending December 31, 1999. Representatives of BDO Seidman, LLP are expected to be present at the Meeting to make a statement if they so desire and will be available to respond to appropriate questions.

     The Board of Directors shall consider the selection of another accounting firm to serve as the Company's independent auditors in the event that the stockholders do not approve the selection of BDO Seidman, LLP as the Company's independent auditors.

                           VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the shares of Common Stock and Series F and G Preferred Stock voting together as a single class present, in person or by proxy, at the Meeting is required for ratification of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF BDO SEIDMAN, LLP AS
                                         ---
          THE COMPANY'S INDEPENDENT AUDITORS FOR THE 1999 FISCAL YEAR


                                 OTHER MATTERS

     The Board of Directors does not know of any other matter which is intended to be brought before the Meeting, but if such matter is presented, the persons named in the enclosed proxy intend to vote the same according to their best judgment.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and certain officers of the Company, as well as persons who own more than 10% of a registered class of the Company's equity securities ("Reporting Persons"), to file reports with the Securities and Exchange Commission. The Company believes that during the year ended December 31, 1998, all Reporting Persons timely complied with all filing requirements applicable to them, except for a Form 4 for Mr. Tim B. Tarrillion in connection with the repricing of certain options which was subsequently filed with the Securities and Exchange Commission.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     The Company currently intends to hold its 2000 Annual Meeting of Stockholders in June 2000 and to mail proxy statements relating to such meeting in May 2000. In order for proposals of stockholders to be considered for inclusion in the proxy statement and form of proxy relating to the Company's 2000 Annual Meeting of Stockholders, such proposals must be received by the Company no later than January 23, 2000 and must otherwise be in compliance with all applicable laws and regulations.

                           INCORPORATION BY REFERENCE

     The Financial Statements contained in the Annual Report delivered herewith are incorporated herein by reference.

                              By Order of the Board of Directors

                              /s/ Douglas C. Williamson
                              -------------------------
                              Douglas C. Williamson
Dated:   May 27, 1999         Chairman of the Board

                                                                       EXHIBIT A

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.

                           1999 STOCK INCENTIVE PLAN


     1. Purpose. The North American Technologies Group, Inc. 1999 Stock Incentive Plan (the "Plan") is established to attract, retain and reward persons providing services to North American Technologies Group, Inc. and any successor corporation thereto (the "Company") and to motivate such persons to contribute to the growth and profits of the Company in the future.

     The following terms shall be defined as set forth below:

     "Act" means the Securities Exchange Act of 1934, as amended.

     "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, and Restricted Stock Awards.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

     "Effective Date" means the date on which the Plan is approved by the stockholders as set forth in Section 13.

     "Fair Market Value" of the Stock on any given date means (i) if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the Fair Market Value on any given date shall be the average of the highest bid and lowest asked prices of the Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported, or (ii) if the Stock is admitted to trading on a United States securities exchange or the NASDAQ National Market System, the Fair Market Value on any date shall be the closing price reported for the Stock on such exchange or system for such date or, if no sales were reported for such date, for the last day preceding such date for which a sale was reported; (iii) if the Fair Market Value cannot be determined on the basis previously set forth in this definition on the date that Fair Market Value is to be determined, The Board shall in good faith determine the Fair Market Value of the Stock on such date.

     "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

     "Independent Director" means a member of the Board who is not an employee or officer of the Company or any Subsidiary.

     "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     "Option" or "Stock Option" means any Option to purchase shares of Stock granted pursuant to Section 6.

     "Stock Award" means any Award granted pursuant to Section 7.

     "Stock" means the Common Stock, par value $.001 per share, of the Company, subject to adjustments pursuant to Section 8.

"Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company, if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

     2. Administration. The Plan shall be administered by the full Board of Directors of the Company or a committee of such Board of Directors comprised of two or more "Non-Employee Directors" within the meaning of Rule 16b-3(a)(3) promulgated under the Act (the "Plan Administrator"). Subject to the provisions of the Plan, the Plan Administrator is authorized to:

         (a) construe the Plan and any Award under the Plan;
         (b) select the directors, officers, employees and consultants of the Company and its Subsidiaries to whom Awards may be granted;
         (c) determine the number of shares of Stock to be covered by any Award;
         (d) determine and modify from time to time the terms and conditions, including restrictions, of any Award and to approve the form of written instrument evidencing Awards;
         (e) accelerate at any time the exercisability or vesting of all or any portion of any Award and/or to include provisions in awards providing for such acceleration;
         (f) impose limitations on Awards, including limitations on transfer and repurchase provisions;
         (g) extend the exercise period within which Stock Options may be exercised; and
         (h) determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Plan Administrator) or dividends or deemed dividends on such deferrals.

     The determination of the Plan Administrator on any such matters shall be conclusive.

     3. Eligibility. Awards may be granted only to employees (including officers and directors who are also employees) and directors of the Company or its subsidiaries or to individuals who are rendering services as consultants, advisors or independent contractors to the Company. The Board, in its sole discretion, shall determine which persons shall be granted Awards (a "Participant") and, in accordance with subsection (b), which type of Award each Participant is to receive. Eligible persons may be granted more than one Award.

     4.  Options and Stock to be Issued under the Plan.

         (a) General. Awards may be either incentive stock options ("Incentive Stock Options") as defined in section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonqualified stock options ("Nonqualified Stock Options"). Incentive Stock Options and Nonqualified Stock Options are hereinafter referred to as "Options". Issuances of Common Stock under the Plan ("Stock Awards") and/or common stock issued upon exercise of Options may be subject to the terms and conditions of stock restriction provisions, including vesting and repurchase provisions, which provisions may be part of the awardee's Award agreement or may be part of a separate agreement. Options and/or Stock Awards are hereinafter referred to as "Awards".

         (b) Type of Award Which May Be Granted. Nonqualified Stock Options may be granted to any employee or prospective employee of the Company. Incentive Stock Options may be granted only to employees of the Company. A director of the Company may not be granted an Incentive Stock Option unless the director is also a employee of the Company. An individual who is rendering services as a director, consultant, advisor or independent contractor may be granted only a Nonqualified Stock Option and may not be granted an Incentive Stock Option. Stock Awards may be granted to any eligible person.

     5. Shares Subject to the Plan. The number of shares of Stock which may be issued pursuant to the Plan shall be 10% of the total number of shares of Stock issuable and outstanding, on a fully diluted basis; provided, however, that the foregoing formula shall never result in a decrease in the maximum number of shares available under this Plan at the time of its approval by the Board. For purposes of the foregoing limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the number of shares of Stock available for issuance under the Plan. Notwithstanding the foregoing, on and after the date that the Plan is subject to Section 162(m) of the Code, Stock Options with respect to no more than 500,000 shares of Stock may be granted to any one individual participant during any one calendar year period. Common Stock to be issued under the Plan may be either authorized and unissued shares or shares held in treasury by the Company. In no event shall more than 1,000,000 Incentive Stock Options be issued pursuant to the Plan.

     6.  Options.

         (a) Time for Granting Options. All options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the Stockholders of the Company.

         (b) Terms, Conditions and Form of Options. Subject to the provisions of the Plan, the Board shall determine for each Option (which need not be identical) the number of shares of Stock for which the Option shall be granted, the exercise price of the Option, the timing and terms of exercisability and vesting of the Option, whether the Option is to be treated as an Incentive Stock Option or as a Nonqualified Stock Option and all other terms and conditions of the Option not inconsistent with the Plan. Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares of Common Stock covered thereby, in such form as the Board shall from time to time establish, which agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

             (i) Exercise Price. The exercise price for each option shall be established in the sole discretion of the Board; provided, however, that (i) the exercise price per share for an Incentive Stock Option shall be not less than the fair market value (as defined below) of a share of Stock on the date of the granting of the Option, (ii) the exercise price per share for a Nonqualified Stock Option shall not be less than fifty percent (50%) of the fair market value of a share of Common Stock on the date of the granting of the Option and (iii) no Incentive Stock Option granted to a Participant who at the time the Incentive Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company within the meaning of section 422(b)(6) of the Code (a "Ten Percent Owner Optionee") shall have an exercise price per share less than one hundred ten percent (110%) of the fair market value of a share of Stock on the date of the granting of the Option. Notwithstanding the foregoing, an option (whether an Incentive Stock Option or a Nonqualified Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such option is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of section 424(a) of the Code.

         (c) Exercise Period of Options. The Board shall have the power to set the time or times within which each option shall be exercisable or the event or events upon the occurrence of which all or a portion of each option shall be exercisable and the term of each option; provided, however, that (i) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the date such option is granted, and (ii) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the date such Option is granted (such period or periods being hereinafter referred to as the "Option Period") and provided further that, unless the option agreement provides otherwise:

             (i) If a Participant shall cease to be employed by the Company or to serve as a director or consultant, as the case may be, all Options to which the Participant is then entitled to exercise may be exercised only within three months after the date of termination and within the Option Period or, if such termination was due to disability or retirement (as hereinafter defined), within one year after termination of employment and within the Option Period. Notwithstanding the foregoing: (a) in the event that any termination of employment shall be for Cause (as defined herein) or the Participant becomes an officer or director of, a consultant to or employed by a Competing Business (as defined herein), during the Option Period, then any and all Options held by such Board participant shall forthwith terminate; and (b) the Board may, in its sole discretion, extend the Option Period of any Option for up to five years from the date of termination of employment regardless of the original Option Period. For purposes of the Plan, retirement shall mean the termination of employment with the Company or service on the Board other than for Cause, at any time after the age 65.

             (ii) For purposes of this Plan, the term "Cause" shall mean (a) with respect to an individual who is party to a written agreement with the Company which contains a definition of "cause" or "for cause" or words of similar import for purposes of termination of employment thereunder by the Company, "cause" or "for cause" as defined in such agreement; (b) in all other cases (I) the willful commission by an employee of a criminal or other act that causes substantial economic damage to the Company or substantial injury to the business reputation of the Company; (II) the commission of an act of fraud in the performance of such person's duties to or on behalf of the Company; or (III) the continuing willful failure of a person to perform the duties of such person to the Company (other than a failure to perform duties resulting from such person's incapacity due to illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to cure such failure are given to the person by the Board of Directors of the Company. For purposes of the Plan, no act, or failure to act, on the part of any person shall be considered "willful" unless done or omitted to be done by the person other than in good faith and without reasonable belief that the person's action or omission was in the best interest of the Company.

             (iii) For purposes of this Plan, the term "Competing Business" shall mean: any person, corporation or other entity engaged in the business of selling or attempting to sell any product or service which is the same as or similar to products or services sold by the Company within the last year prior to termination of such person's employment, consultant relationship or directorship, as the case may be, hereunder.

         (d) Payment of Exercise Price. The Option exercise price of each share purchased pursuant to an Option shall be paid in full at the time of each exercise (the "Payment Date") of the Option (I) in cash; (II) by delivering to the Company a notice of exercise with an irrevocable direction to a broker-dealer registered under the Act to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company to pay the exercise price;
(III) in the discretion of the Plan Administrator, through the delivery to the Company of previously-owned shares of Common Stock having an aggregate Fair Market Value equal to the Option exercise price of the shares being purchased pursuant to the exercise of the Option; provided, however, that shares of Common Stock delivered in payment of the Option price must have been held by the participant for at least six (6) months in order to be utilized to pay the Option price;

or (IV) in the discretion of the Plan Administrator, through any combination of the payment procedures set forth in subsections (I)-(III) of this Section 6(c)(iv).

         (e) Standard Forms of Stock Option Agreement.

             (i) Nonqualified Stock Options. Unless otherwise provided for by the Board at the time an Option is granted, an Option designated as a "Nonqualified Stock Option" shall comply with and be subject to the terms and conditions set forth in the form of Nonqualified Stock Option agreement attached hereto as Exhibit A and incorporated herein by reference.

             (ii) Incentive Stock Options. Unless otherwise provided for by the Board at the time an Option is granted, an Option designated as an "Incentive Stock Option" shall comply with and be subject to the terms and conditions set forth in a form of Incentive Stock Option agreement attached hereto as Exhibit B and incorporated herein by reference.

         (f) Fair Market Value Limitation. To the extent that the aggregate fair market value (determined at the time the option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable by a Participant for the first time during any calendar year (under all stock option plans of the Company, including the Plan) exceeds One Hundred Thousand Dollars ($100,000), such Options shall be treated as Nonqualified Stock Options. For purposes of this Plan, the fair market value of the shares of Common Stock subject to an Award shall be determined in good faith by the Board; provided, however, that
(i) if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the fair market value on any given date shall be the average of the highest bid and lowest asked prices of the Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported, or (ii) if the Stock is admitted to trading on a United States securities exchange or the NASDAQ National Market System, the fair market value on any date shall be the closing price reported for the Stock on such exchange or system for such date or, if no sales were reported for such date, for the last day preceding such date for which a sale was reported. Notwithstanding the foregoing, the Board of Directors may provide at the time an Award is made that the fair market value of a share of Common Stock shall be determined on an alternative basis based upon the advice of the Company's independent public accountants and counsel.

     7.  Stock Awards.

         (a) The Board may grant Stock Awards to any officer, employee, director or consultant of the Company and its subsidiaries. A Stock Award entitles the recipient to acquire shares of Common Stock subject to such restrictions and conditions as the Board may determine at the time of grant. Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives.

     (b) Upon execution of a written instrument setting forth the Stock Award and paying any applicable purchase price, a Participant shall have the rights of a shareholder with respect to the Stock subject to the Stock Award, including, but not limited to the right to vote and receive dividends with respect thereto. Unless the Board shall otherwise determine, certificates evidencing the Stock Award shall remain in the possession of the Company until such Common Stock is vested as provided in Section 7(c) below.

     (c) The Board at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Stock Awards shall become vested, subject to such further rights of the Company or its assigns as may be specified in the instrument evidencing the Stock Award. If the grantee or the Company, as the case may be, fails to achieve the designated goals or the grantee's relationship with the Company is terminated prior to the expiration of the vesting period, the grantee shall forfeit all shares of Common Stock subject to the Stock Award which have not then vested.

     (d) Unvested Stock Awards may not be sold, assigned transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Stock Award.

     8. Effect of Change in Stock Subject to Plan. Any other provision of the Plan notwithstanding:

     (a) If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Plan Administrator shall make an appropriate or proportionate adjustment in (i) the number of Stock Options that can be granted to any one individual participant,
(ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iii) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares) as to which such Stock Options remain exercisable. The adjustment by the Plan Administrator shall be final, binding and conclusive.

     (b) In the event that, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board of Directors shall authorize the issuance or assumption of a stock Option or stock Options in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Plan Administrator may grant an Option or Options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old Option, or substitution of a new Option for the old Option, in conformity with the provisions of Code
Section 424(a) and the rules and regulations thereunder, as they may be amended from time to time.

     (c) No adjustment or substitution provided for in this Section 8 shall require the Company to issue or to sell a fractional share under any stock Option agreement or share award agreement and the total adjustment or substitution with respect to each stock Option and share award agreement shall be limited accordingly.

     (d) In the case of (i) the dissolution or liquidation of the Company, (ii) a merger, reorganization or consolidation in which the Company is acquired by another person or entity (other than a holding company formed by the Company),
(iii) the sale of all or substantially all of the assets of the Company to an unrelated person or entity, or (iv) the sale of all of the stock of the Company to a unrelated person or entity (in each case, a "Fundamental Transaction"), the Plan and all Awards granted hereunder shall terminate, unless provision is made in connection with the Fundamental Transaction for the assumption of the Awards heretofore granted, or the substitution of such Awards with new awards of the successor entity, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise price as provided in Subsections (a) and (b) of this Section 8. In the event of such termination each participant shall be notified of such proposed termination and permitted to exercise for a period of at least 15 days prior to the date of such termination all Options held by such participant which are then exercisable.

     9. Transfer of Control. An "Ownership Change" shall be deemed to have occurred in the event any of the following or any similar transaction occurs with respect to the Company:

         (a) The direct or indirect sale or exchange by the Stockholders of the Company of all or substantially all of the stock of the Company;

         (b) A merger or consolidation in which the Company is merged or consolidated with another corporation or entity, other than a corporation or entity that is an "affiliate" of the Company (as such term is defined in Rule 144(a) promulgated under the Securities Act of 1933, as amended);

         (c) The sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange, or transfer to one (1) or more subsidiary corporations of the Company); or

         (d) A liquidation or dissolution of the Company.

         In the event of an Ownership Change, all unvested shares underlying outstanding Awards shall automatically become fully vested and in the case of Options immediately exercisable, and shall be deemed to have attained such status immediately prior to the Ownership Change. In the event of an Ownership Change, any Options which are neither assumed or substituted for in connection with the Ownership Change nor exercised as of the date of the Ownership Change shall terminate and cease to be outstanding effective as of the date of the Ownership Change, unless otherwise provided by the Board. In the event of an Ownership Change, each Participant shall be given at least 15 days prior written notice of such Ownership Change and shall be permitted to exercise any Options during this 15 day period.

     10. Options Non-Transferable. During the lifetime of the Participant, the Options shall be exercisable only by the Participant. No Option shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution.

     11. Compliance with Governmental Regulations. Notwithstanding any provision of the Plan or the terms of any agreement entered into pursuant to the Plan, the Company shall not be required to issue any shares hereunder prior to registration of the shares subject to the Plan under the Securities Act of 1933, if such registration shall be necessary, or before compliance by the Company or any Participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules of The NASDAQ Stock Market. The Company shall use its best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.

     12. Termination or Amendment of Plan or Awards. The Board, including any duly appointed committee of the Board, may terminate or amend the Plan or any Award at any time; provided, however, that no such action shall deprive any person, without such person's consent, of any rights previously granted pursuant to the Plan or Award.

     13. Stockholder Approval. Option Awards and Stock Awards may be made as of the date of approval of the Plan by the Board of Directors of the Company, provided however, that no Option Awards or Stock Awards shall become vested until such time as the Plan shall have received Stockholder approval. In the event that the Stockholders of the Company shall not have approved the Plan within twelve months of the date of Board approval of the Plan, any Option Awards and Stock Awards outstanding shall become null and void.

     14. Compliance with Section 16.  With respect to persons subject to
Section 16 of the Securities Exchange Act of 1934, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 (or its successor rule and shall be construed to the fullest extent possible in a manner consistent with this intent). To the extent that any Award fails to so comply, it shall be deemed to be modified to the extent permitted by law and to the extent deemed advisable by the Plan Administrator in order to comply with Rule 16b-3.

     15. Tax Withholding.

         (a) Whenever shares are to be issued or cash is to be paid under the Plan, the Company shall have the right to require the participant to remit to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements prior to the delivery of any certificate for shares or any proceeds; provided, however, that in the case of a participant who receives an Award of shares under the Plan which is not fully vested, the participant shall remit such amount on the first business day following the Tax Date. The "Tax Date" for purposes of this Section 15 shall be the date on which the amount of tax to be withheld is determined. If a participant makes a disposition of shares acquired upon the exercise of an Incentive Stock Option within either two years after the Option was granted or one year after its exercise by the participant, the participant shall promptly notify the Company and the Company shall have the right to require the participant to pay to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements.

     (b) A participant who is obligated to pay the Company an amount required to be withheld under applicable tax withholding requirements may pay such amount
(i) in cash; (ii) in the discretion of the Plan Administrator, through the delivery to the Company of previously-owned shares of Common Stock having an aggregate Fair Market Value on the Tax Date equal to the tax obligation provided that the previously owned shares delivered in satisfaction of the withholding obligations must have been held by the participant for at least six (6) months; or (iii) in the discretion of the Plan Administrator, through a combination of the procedures set forth in subsections (i) and (ii) of this Section 15(b).

     (c) A participant who is obligated to pay to the Company an amount required to be withheld under applicable tax withholding requirements in connection with either the exercise of a Non-Qualified Stock Option, or the receipt of a Restricted Stock Award, Stock Award or Performance Share Award under the Plan may, in the discretion of the Plan Administrator, elect to satisfy this withholding obligation, in whole or in part, by requesting that the Company withhold shares of stock otherwise issuable to the participant having a Fair Market Value on the Tax Date equal to the amount of the tax required to be withheld; provided, however, that shares may be withheld by the Company only if such withheld shares have vested. Any fractional amount shall be paid to the Company by the participant in cash or shall be withheld from the participant's next regular paycheck.

     (d) An election by a participant to have shares of stock withheld to satisfy federal, state and local tax withholding requirements pursuant to
Section 15(c) must be in writing and delivered to the Company prior to the Tax Date.

     IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing North American Technologies Group, Inc. 1999 Stock Incentive Plan was duly adopted by the Board of Directors of the Company on the 22 day of February, 1999.


                                    /s/ Judith Knight Shields
                                    -------------------------
                                             Secretary

                                 PLAN HISTORY



February 22, 1999            Board of Directors adopts Plan

___________, 1999            Stockholders approve Plan

                                                                       Exhibit B

                        FORM OF CERTIFICATE OF AMENDMENT
                                     TO THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.


     The undersigned, desiring to amend the Certificate of Incorporation of North American Technologies Group, Inc., a Delaware corporation (the "Corporation"), pursuant to Section 242 of the Delaware General Corporation Law, DOES HEREBY CERTIFY:

     FIRST: The Board of Directors of the Corporation, by unanimous written consent of the directors, evidenced by board resolutions, and approval of the requisite vote of each class of stockholders, has duly adopted the following resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation:

          RESOLVED, that the number of shares of Common Stock, par value $0.001 per share, which the Corporation shall have the authority to issue pursuant to the first paragraph of Article IV of the Corporation's Amended and Restated Articles of Incorporation, shall be reduced from 100,000,000 to 50,000,000.

     SECOND: That the aforesaid amendment has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

     THIRD:  That this amendment shall become effective on June 29, 1999.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Henry Sullivan, its Chief Executive Officer, and Judith Knight Shields, its Chief Financial Officer, this 29th day of June, 1999.

                              NORTH AMERICAN TECHNOLOGIES GROUP, INC.


                              By:
                                 ----------------------------------------
                                   Henry W. Sullivan
                                   Chief Executive Officer

                              By:
                                 ----------------------------------------
                                   Judith Knight Shields
                                   Chief Financial Officer

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Henry W. Sullivan and Judith Knight Shields and each of them proxies with power to appoint a substitute and hereby authorizes either of them to represent and to vote all shares of Common Stock of North American Technologies Group, Inc. held of record by the undersigned on May 12, 1999 at the Annual Meeting of Stockholders of North American Technologies Group, Inc. to be held on June 29, 199 and at any adjournments or postponements thereof, and to vote as directed on the reverse side of this form and, in their discretion, upon such other matters not specified as may come before said meeting.
  You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations.

1. Proposal 1--Election of         4. Proposal 4--Approval of the Issuance and
   Directors                          Sale of up to $5 million (including sales
Nominees: Douglas C. Williamson,      pursuant to Proposal 3) of Future Priced
 William C. Thompson                  Securities in a Private Placement
                                      Transaction.
  [_] FOR   [_] WITHHELD
  [_] FOR, except vote withheld           [_] FOR   [_] AGAINST   [_] ABSTAIN
      from the following nominee:

---------------------------------  --------------------------------------------

2. Proposal 2--Approval of the     5. Proposal 5--Approval of the Amendment
   Company's 1999 Stock Incentive     to the Restated Certificate of
   Plan.                              Incorporation to reduce the number of
                                      authorized shares of Common Stock.

  [_] FOR [_] AGAINST [_] ABSTAIN        [_] FOR  [_] AGAINST  [_] ABSTAIN

---------------------------------     -----------------------------------------

3. Proposal 3--Approval of the        6. Proposal 6--Ratification of the
   Issuance and Sale of up to            appointment of BDO Seidman, LLP as
   $5 million (including sales           Independent Auditors for the Company.
   pursuant to Proposal 4) of Fixed
   Price Securities in a Private         [_] FOR   [_] AGAINST   [_] ABSTAIN
   Placement Transaction.

  [_] FOR [_] AGAINST [_] ABSTAIN

---------------------------------     ----------------------------------------

   THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD
                                                                SEE REVERSE SIDE




THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTOR'S RECOMMENDATIONS FOR PROPOSALS 1 THROUGH 6.

                                     PLEASE SIGN, DATE AND RETURN YOUR PROXY
                                     PROMPTLY IN THE ENCLOSED ENVELOPE. NO
                                     POSTAGE REQUIRED IF MAILED IN THE UNITED
                                     STATES.

                                     NOTE: Please sign name(s) exactly as
                                     printed hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                     SIGNATURE(S)______________________________

                                     ____________________________________, 1999
                                                        DATE

                         INDEX TO FINANCIAL STATEMENTS

                                                                                    PAGE
                                                                                    ----

North American Technologies Group, Inc. Consolidated Financial Statements:
      Report of Independent Certified Public Accountants ........................    F-2
      Consolidated Balance Sheets as of December 31, 1998 and 1997...............    F-3
      Consolidated Statements of Loss for the Years
        Ended December 31, 1998 and 1997.........................................    F-4
      Consolidated Statements of Stockholders' Equity
        for the Years Ended December 31, 1998 and 1997...........................    F-5
      Consolidated Statements of Cash Flows for the
        Years Ended December 31, 1998 and 1997...................................    F-6
      Notes to Consolidated Financial Statements.................................    F-7 - F-24

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------



North American Technologies Group, Inc.
Houston, Texas

We have audited the accompanying consolidated balance sheets of North American Technologies Group, Inc. as of December 31, 1998 and 1997, and the related consolidated statements of loss, stockholders' equity and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of North American Technologies Group, Inc. at December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the years then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and will require additional financing for working capital and capital expenditures to commercialize and support its business until the Company achieves a level of revenues adequate to generate sufficient cash flows from its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                            BDO SEIDMAN, LLP



Houston, Texas
January 22, 1999, except for Note 18,
 which is as of March 31, 1999.

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                          CONSOLIDATED BALANCE SHEETS
                           December 31, 1998 and 1997

                                                                    1998            1997
                                                                -------------   -------------
                         Assets
                         ------
Current Assets:
 Cash........................................................   $    719,212    $    348,991
 Accounts receivables, less allowance for
   doubtful accounts of $18,000 for 1997.....................          5,617         285,623
 Inventories (Note 5)........................................        186,783           6,395
 Current portion of notes receivable (Note 6)................        105,000         100,000
 Prepaid expenses and other..................................         84,341         103,087
                                                                ------------    ------------
   Total Current Assets......................................      1,100,953         844,096
Notes Receivable, Less Current Portion (Note 6)..............        761,639         881,960
Property and Equipment, Less Accumulated
 Depreciation (Note 7).......................................        841,998         149,946
Patents and Purchased Technologies, Less Accumulated
 Amortization of $131,551 and $268,787.......................      1,586,017       1,797,128
Goodwill, Less Accumulated Amortization of $815,717
  and $603,793...............................................      1,964,301       2,652,391
Other Intangible Assets, Less Accumulated
 Amortization of $74,975 and $107,007........................         80,025         126,765
Other........................................................         43,473         292,291
                                                                ------------    ------------
                                                                $  6,378,406    $  6,744,577
                                                                ============    ============

                      Liabilities and Stockholders' Equity
                      ------------------------------------
Current Liabilities:
 Current maturities of long-term debt (Note 8)...............   $    500,000    $      3,800
 Accounts payable............................................        208,202         248,362
 Accrued expenses (Notes 9 and 13)...........................        519,453         207,302
 Deferred dividends payable on preferred stock,
   including accrued interest (Note 10)......................        191,927         193,448
                                                                ------------    ------------
   Total Current Liabilities.................................      1,419,582         652,912
Long-term Debt, Less Current Maturities (Note 8).............              -         503,178
Deferred dividends payable on preferred stock, including
  accrued interest (Note 10).................................        163,553          13,985
                                                                ------------    ------------
   Total Liabilities.........................................      1,583,135       1,170,075
                                                                ------------    ------------
Commitments and Contingencies (Note 13)
Stockholders' Equity (Note 10):
 Convertible preferred stock, $.001 par value, 10,000,000
   shares authorized; 147,468 and 115,364 shares issued......     14,746,815      11,536,406
 Common stock, $.001 par value, 100,000,000 shares
   authorized; 3,558,502 and 3,479,858 shares issued.........          3,559           3,480
 Additional paid-in capital..................................     27,148,991      26,376,163
 Deficit.....................................................    (36,934,862)    (32,180,115)
 Less notes receivable for sale of stock.....................       (169,232)       (161,432)
                                                                ------------    ------------
   Total Stockholders' Equity................................      4,795,271       5,574,502
                                                                ------------    ------------
                                                                $  6,378,406    $  6,744,577
                                                                ============    ============

         See accompanying notes to consolidated financial statements.

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                        CONSOLIDATED STATEMENTS OF LOSS
                 For the Years ended December 31, 1998 and 1997



                                                                             1998         1997
                                                                             ----         ----
Revenues (Notes 4 and 16)............................................   $   138,828    $ 3,553,117
Cost of Revenues.....................................................       292,043      2,436,261
                                                                        -----------    -----------
   Gross Profit (loss)...............................................      (153,215)     1,116,856

Selling, General and Administrative Expenses.........................     2,900,955      4,282,925
                                                                        -----------    -----------

   Operating Loss before valuation adjustment........................    (3,054,170)    (3,166,069)

Impairment of certain long-lived assets (Note 17)....................             -      1,202,628
                                                                        -----------    -----------

   Operating loss....................................................    (3,054,170)    (4,368,697)
                                                                        -----------    -----------
Other Income (Expense):
 Interest income.....................................................        67,494        169,402
 Interest expense (Notes 6(c) and 9).................................      (193,433)       (94,805)
 Gain (loss) on disposition of equipment and other assets (Note 4)...       349,088        (51,934)
 Royalty income (Note 4).............................................        98,160              -
 Other...............................................................             -         14,743
                                                                        -----------    -----------

Total Other Income - Net.............................................       321,309         37,406
                                                                        -----------    -----------
Net Loss.............................................................   $(2,732,861)   $(4,331,291)
                                                                        ===========    ===========
Net Loss Per Share (Notes 1 and 10):
 Net Loss Per Common Share - Basic...................................   $     (1.36)   $     (1.98)
                                                                        ===========    ===========
 Net Loss Per Common Share - Assuming dilution.......................   $     (1.36)   $     (1.98)
                                                                        ===========    ===========
 Weighted Average Number of Common
   Shares Outstanding................................................     3,490,146      3,207,191
                                                                        ===========    ===========

         See accompanying notes to consolidated financial statements.

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                For The Years Ended December 31, 1998 and 1997

                                                       Preferred Stock         Common Stock
                                                    --------------------      -----------------
                                                    Shares       Amount        Shares    Amount
                                                    ------       ------        ------    ------
Balance, December 31, 1996.......................   101,429    $10,765,447    3,012,388   $3,012
Sale of Series G preferred stock.................    16,400      1,640,000            -        -
Issuance of common stock upon conversion of
  Series E, F and G preferred stock..............   (16,279)    (2,250,407)     467,470      468
Issuance of preferred stock in lieu of
  cash dividends.................................    13,814      1,381,366            -        -
Dividends on preferred stock.....................         -              -            -        -
Deemed dividends on preferred stock..............         -              -            -        -
Costs associated with equity transactions........         -              -            -        -
Interest on notes receivable from stockholders...         -              -            -        -
Net loss for the year............................         -              -            -        -
                                                    -------    -----------    ---------   ------
Balance, December 31, 1997.......................   115,364     11,536,406    3,479,858    3,480
Sale of Series G preferred stock.................    20,000      2,000,000            -        -
Issuance of common stock upon conversion of
  Series F preferred stock.......................    (4,000)      (400,000)      78,644       79
Issuance of preferred stock in lieu of
 cash dividend...................................    16,104      1,610,409            -        -
Dividends on preferred stock.....................         -              -            -        -
Deemed dividends on preferred stock..............         -              -            -        -
Costs associated with equity transactions........         -              -            -        -
Compensation costs associated with
  repricing of stock options.....................         -              -            -        -
Interest on notes receivable from
 stockholders....................................         -              -            -        -
Net loss for the year............................         -              -            -        -
                                                    -------    -----------    ---------   ------
Balance, December 31, 1998.......................   147,468    $14,746,815    3,558,502   $3,559
                                                    =======    ===========    =========   ======

                                                                                         Notes
                                                      Additional                       Receivable
                                                       Paid-In                          for Sale
                                                       Capital           Deficit        of Stock        Total
                                                     -----------      -------------    ---------    -----------
Balance, December 31, 1996.......................    $23,833,721       $(25,902,116)   $(153,632)   $ 8,546,432
Sale of Series G preferred stock.................              -                  -            -      1,640,000
Issuance of common stock upon conversion of
  Series E, F and G preferred stock..............      2,249,939                  -            -              -
Issuance of preferred stock in lieu of
  cash dividends.................................              -         (1,381,366)           -              -
Dividends on preferred stock.....................              -           (194,213)           -       (194,213)
Deemed dividends on preferred stock..............        371,129           (371,129)           -              -
Costs associated with equity transactions........        (78,626)                 -            -        (78,626)
Interest on notes receivable from stockholders...              -                  -       (7,800)        (7,800)
Net loss for the year............................              -         (4,331,291)           -     (4,331,291)
                                                     -----------      -------------    ---------    -----------
Balance, December 31, 1997.......................     26,376,163        (32,180,115)    (161,432)     5,574,502
Sale of Series G preferred stock.................              -                  -            -      2,000,000
Issuance of common stock upon conversion of
  Series F preferred stock.......................        399,921                  -            -              -
Issuance of preferred stock in lieu of
 cash dividend...................................              -         (1,610,409)           -              -
Dividends on preferred stock.....................              -           (113,295)           -       (113,295)
Deemed dividends on preferred stock..............        298,182           (298,182)           -              -
Costs associated with equity transactions........        (25,275)                 -            -        (25,275)
Compensation costs associated with
  repricing of stock options.....................        100,000                  -            -        100,000
Interest on notes receivable from
 stockholders....................................              -                  -       (7,800)        (7,800)
Net loss for the year............................              -         (2,732,861)           -     (2,732,861)
                                                     -----------       ------------    ---------    -----------
Balance, December 31, 1998.......................    $27,148,991       $(36,934,862)   $(169,232)   $ 4,795,271
                                                     ===========       ============    =========    ===========

         See accompanying notes to consolidated financial statements.

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 For The Years Ended December 31, 1998 and 1997

                          Increase (Decrease) in Cash


                                                                           1998           1997
                                                                       ------------   ------------
Cash flows from operating activities:
 Net loss...........................................................   $(2,732,861)   $(4,331,291)
 Adjustments to reconcile net loss to
   net cash used in operating activities:
    Impairment of long-lived assets.................................             -      1,202,628
    Depreciation and amortization...................................       578,847        748,815
    Valuation allowance on inventory................................        50,000              -
    Compensation expense............................................       100,000              -
    Discount on note receivable.....................................       105,000              -
    (Gain) loss on disposition of equipment and other assets........      (349,088)        51,934
    Equity in net loss of joint venture.............................             -         87,391
    Provision for bad debts.........................................       189,950         94,853
    Accrued interest receivable on notes receivable, stockholders...        (7,800)        (7,800)
    Accrued interest payable on deferred dividends..................        34,752         13,221
    Changes in assets and liabilities:
     Accounts receivable............................................       298,006        (49,803)
     Inventories....................................................      (232,802)       (10,831)
     Prepaid expenses and other current assets......................        43,746        (20,257)
     Other assets...................................................        16,302         36,959
     Accounts payable and accrued expenses..........................       211,991       (176,369)
                                                                       -----------    -----------
         Net cash used in operating activities......................    (1,693,957)    (2,360,550)
                                                                       -----------    -----------
Cash flows from investing activities:
 Cash received from disposition of net assets of IPF (in 1997),
  equipment and other assets........................................       338,538      1,002,221
 (Increase) decrease in notes receivable............................       602,642       (547,788)
 Payments relating to patents.......................................       (14,203)       (26,717)
 Purchase of property and equipment.................................      (805,546)       (12,520)
                                                                       -----------    -----------
         Net cash provided by investing activities..................       121,431        415,196
                                                                       -----------    -----------
Cash flows from financing activities:
 Issuance of preferred stock........................................     1,975,000      1,640,000
 Repayment of notes payable and long-term debt......................        (6,978)      (393,941)
 Payment for costs and fees of equity issuances.....................       (25,275)       (78,626)
                                                                       -----------    -----------
         Net cash provided by financing activities..................     1,942,747      1,167,433
                                                                       -----------    -----------
Net increase (decrease) in cash.....................................       370,221       (777,921)
Cash beginning of year..............................................       348,991      1,126,912
                                                                       -----------    -----------
Cash end of year....................................................   $   719,212    $   348,991
                                                                       ===========    ===========

         See accompanying notes to consolidated financial statements.

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business and Basis of Presentation

     North American Technologies Group, Inc. ("NATK"), was incorporated on December 24, 1986 in the State of Delaware. The accompanying consolidated financial statements include the accounts of NATK and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. North American Technologies Group, Inc. and its subsidiaries are referred to herein as the Company.

     The Company's historic business strategy has been to acquire and/or internally develop businesses that are based on proprietary technologies, proprietary manufacturing processes and/or defensible market niches. These technologies would be commercially developed to provide a mix of products, services and licensing arrangements to customers in a range of separate and distinct industries. As these technologies developed at their own individual rates, the Company would analyze how it can best profit from this development and maximize full commercialization. The Company believes that the optimum development of its technologies will sometimes necessitate licensing or selling the technologies to outside interests who are in a better position to realize the full potential of the related businesses. As such, during the development of these technologies, it was and is anticipated that the Company will go through various cycles of acquisitions versus divestitures and/or licensing programs. The timing and nature of these cycles will be determined by the actual development and success of individual technologies as well as the Company's need to internally generate cash to fund the development of those technologies that are deemed to be of the greatest long term value to the Company.

     During 1995, 1996 and 1997 the Company completed the following acquisitions: (a) acquired 100% of the outstanding stock of EET, Inc. ("EET") in a transaction accounted for as a pooling-of-interests (March 1995); (b) acquired 100% of the outstanding stock of Industrial Pipe Fittings, Inc. ("IPF") in a transaction accounted for as a pooling-of-interests (June 1995); (c) acquired certain assets of GAIA Holdings, Inc. and its affiliates through NATK's wholly-owned subsidiary GAIA Technologies, Inc. ("GAIA") (December 1995); (d) acquired certain assets of MPT Services Inc. through NATK's wholly-owned subsidiary Riserclad International, Inc. ("RII") (June 1996); and (e) acquired 100% of the outstanding stock of TieTek, Inc. ("TieTek") in a transaction accounted for using the purchase method (December 1997). These subsidiaries' operations are described as follows: EET provided on-site decontamination of buildings and equipment contaminated with polycholorinated biphenyls, radioactive isotopes or other toxic materials utilizing EET's patented TechXTract system. IPF manufactured and distributed proprietary and standard transition products (custom pipe, pipe fittings and valves). GAIA manufactured and distributed porous pipes used for irrigation purposes and alternative building materials, such as air-conditioner condenser support pads ("A/C pads"), made from recycled rubber and thermoplastic. RII reformulated and marketed a corrosion protection system for steel structures in marine applications. TieTek has developed the technology to manufacture composite railroad crossties from crumbed tire rubber and other recycled materials.

     During 1997 and 1998, the Company evaluated the businesses and/or technologies that had been acquired during the prior years to determine the optimum course to be pursued given the level of resources available to the Company. As a result of this review, the Company decided to concentrate its resources on the commercialization of its TieTek Composite Railroad Crosstie. Accordingly, the Company has sold or licensed certain of its businesses and technologies that had been sufficiently commercialized and which might be better developed by outside interests with resources or capabilities in specific areas related to those businesses. Since June 1997, the Company has completed the following transactions: (a) sold the air conditioner support pad technology and certain related equipment (June 1997); (b) sold the net assets of IPF (October
1997); (c) sold certain assets of EET that were used in the Waste Management Services division located in Austin, Texas (October 1997); and (d) licensed the Riserclad technology and sold certain assets of RII (December 1997); and (e) sold certain assets of EET that related primarily to EET's patented TechXTract technology (March 1998).

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Inventories

     Inventories consist of composite railroad crossties and raw materials and are valued at the lower of cost (first-in, first-out) or market. Costs includes material costs, direct labor, and applied overhead.

Patents, Purchased Technologies and Intangible Assets

     Patents and purchased technologies are stated at cost, less accumulated amortization. Patent costs and purchased technologies are being amortized by the straight-line method over their remaining lives, ranging from two to sixteen years.

     Goodwill represents the excess of the purchase price over the fair market value of net assets received in business combinations accounted for by the purchase method. Goodwill is being amortized by the straight-line method over three to twenty years. The Company analyzes goodwill periodically to determine whether any impairment has occurred in the carrying value. Based upon the anticipated future undiscounted cash flows from operations, in the opinion of Company management, there has been no impairment.

     Other intangible assets are comprised of non-compete agreements and organization costs and are stated at cost, less accumulated amortization. The non-compete agreements are being amortized by the straight-line method over the life of the agreements, three to ten years. The organization costs are being amortized by the straight-line method over five years.

     Management reviews long-lived assets and intangible assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be fully recoverable. As part of this assessment, management prepares an analysis of the undiscounted cash flows for each product that has significant long-lived or intangible asset values associated with it. This analysis for the asset values during 1997 indicated there had been an impairment to certain assets' carrying values and an adjustment of $1,202,628 has been recognized in the accompanying financial statements for the year ended December 31, 1997 (see Note 17). Inherent in this analysis is an estimate of both future revenues and profitability for these products. Management uses a wide variety of information when preparing these estimates, including items such as the product's market demand as exhibited by purchase orders, estimates of the market size, current raw material availability and pricing, as well as management's ability and willingness to fund the commercialization of the product. Given the early stages of these products' commercialization, these estimates are subject to revision in the future as additional information becomes available. It is reasonably likely that a revision of an estimate could occur that would result in an adjustment to the carrying value of an asset and such adjustment could be material to the operating results and financial position of the Company. Any such adjustment would be included in the continuing operations for that period.

Property and Equipment

     Property and equipment are stated at cost. Fixed assets are depreciated by the straight-line method for financial reporting purposes and accelerated methods for tax reporting purposes over their estimated useful lives, ranging from three to fifteen years.

Income Taxes

     Deferred taxes result from temporary differences between the financial statement and income tax bases of assets and liabilities. The Company adjusts the deferred tax asset valuation allowance based on judgments as to future realization of the deferred tax benefits supported by demonstrated trends in the Company's operating results.

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Research and Development

     Expenditures for research and development of products and processes and for the operation of pilot projects are charged to expense as incurred. For the years ended December 31, 1998 and 1997, the Company's research and development expenses were not significant.

Loss Per Common Share

     The Company provides basic and dilutive earnings (loss) per common share information for each year presented. The basic net loss per common share is computed by dividing the net loss, plus the dividends on preferred stock, by the weighted average number of common shares outstanding. Preferred stock dividends include: (i) dividends stated in the respective certificate of designations; and
(ii) dividends deemed to have been issued by virtue of a conversion price that at the date of issuance is less than the market price of the Company's common stock. For the years ended December 31, 1998 and 1997, net loss applicable to common stockholders is as follows:

                                                              1998           1997
                                                          ------------   ------------
          Net loss.....................................   $(2,732,861)   $(4,331,291)
          Dividends on preferred stock.................    (1,723,704)    (1,575,579)
          Deemed dividends on preferred stock..........      (298,182)      (371,129)
                                                          -----------    -----------
          Net loss applicable to common stockholders...   $(4,754,747)   $(6,277,999)
                                                          ===========    ===========

     Diluted net loss per common share is computed by dividing the net loss, adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the years ended December 31, 1998 and 1997, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share. For the year ended December 31, 1998, these securities include options and warrants on 1,708,306 shares of common stock, convertible debt and preferred stock convertible into 37,037 and 5,396,138 shares of common stock, respectively. For the year ended December 31, 1997, these securities included options and warrants on 1,764,324 shares of common stock, convertible debt and preferred stock convertible into 37,037 and 1,688,889 shares of common stock, respectively.

Revenue Recognition

     Service revenues are recognized as services are performed. Such revenues also include the cost of services subcontracted to third parties that are reimbursed to the Company by its customers. Product revenues are recognized when the products are shipped. Royalty revenues are recognized when earned.

Stock Options and Warrants

     The Company accounts for stock options and warrants issued to employees in accordance with APB 25, "Accounting for Stock Issued to Employees." For financial statement disclosure purposes and issuance of options and warrants to non-employees for services rendered, the Company follows SFAS Statement No. 123, "Accounting for Stock-Based Compensation."

Management's Estimates and Assumptions

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair Market Value of Financial Instruments

     The Company's financial instruments include notes receivable and notes payable. The carrying values of these instruments approximate market values because the rates of return and borrowing rates are similar to other financial instruments with similar credit risks and terms.

Concentration of Credit Risk

     At December 31, 1998, the Company's cash in a financial institution exceeded the federally insured deposit limit by $597,579. Through the year ended December 31, 1997, the Company extended credit to its customers in various industries, including petrochemical, construction, mining, waterworks and environmental, and there was no concentration of credit risk. For the year ended December 31, 1998 and thereafter, the Company will extend credit to its customers primarily in the railroad industry.

Recently Issued Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). This statement standardizes the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, by requiring that an entity recognize those items as assets or liabilities in the statement of financial position and measure them at fair value. The statement generally provides for matching the timing of gain or loss recognition on the hedging instrument with the recognition of (a) the changes in fair value of hedged asset or liabilities that are attributable to the hedged risk or (b) the earnings effect of the hedged forecasted transaction. The statement is effective for all fiscal quarters for all fiscal years beginning after June 15, 1999, with early application encouraged, and shall not be applied retroactively to financial statements of prior periods. Adoption of SFAS 133 is expected to have no effect on the Company's financial statements.

NOTE 2 - FINANCIAL CONDITION AND GOING CONCERN

     For the years ended December 31, 1998 and 1997, the Company incurred net losses of $2,732,861 and $4,331,291, respectively, and had an accumulated deficit of $36,934,862 at December 31, 1998. Because of these recurring losses, the Company will require additional financing for working capital and capital expenditures to continue the commercialization of the TieTek Composite Railroad Crosstie until the Company achieves a level of revenues adequate to generate sufficient cash flows from its operations. This condition raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

     Management is currently in negotiations with certain potential investors regarding an investment in the Company. As of the date of this report, no definitive agreement has been reached and there can be no assurance that the transaction will be completed.

     To the extent that funds generated from operations, existing working capital resources and the proposed financing discussed above are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available, the Company may be required to curtail its operations.

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 3 - ACQUISITIONS

     (a) As part of the acquisition of GAIA in December 1995, the Company granted an exclusive license to TieTek to develop the railroad crosstie business using certain technology purchased from GAIA. The Company had the exclusive right and option to purchase TieTek through 1998 if the Company satisfied certain funding obligations, as defined. The Company entered into a loan agreement to provide TieTek up to $1,500,000 to be used exclusively for the development of the crosstie technology (the "Crosstie Loan").

     In December 1997, the Company exercised its option to acquire 100% of the outstanding stock of TieTek. The Company's consideration consisted of a) the assumption of TieTek's liabilities totalling $1,470,770, of which $1,463,800 represented the outstanding balance on the Crosstie Loan between the Company and TieTek, b) the release of 74,074 shares of Company common stock as collateral for the Crosstie Loan, and c) the execution of a royalty agreement providing for certain royalty payments calculated on the gross profits of TieTek for a fifteen year period.

     TieTek had been owned by three individuals, one who is a director and an officer of the Company, and another who was a former director of the Company.

     The acquisition of the outstanding stock of TieTek has been accounted for using the purchase method of accounting. Accordingly, the purchase price has been allocated to the assets acquired based on their estimated fair value at the date of acquisition. The estimated fair values of the assets acquired are as follows:
                                        Amount
                                      ----------
Current assets.....................   $   34,600
Equipment..........................       41,755
Patents and purchased technology...    1,394,415
                                      ----------
                                      $1,470,770
                                      ==========


     The operating results of TieTek are not included in the accompanying statements of loss for the year ended December 31, 1997 since the purchase occurred in December 1997. The following unaudited proforma summary presents the effect on the statement of loss for the year ended December 31, 1997 as if the purchase had occurred at the beginning of 1997.

                                      1997
                                  -----------
          Revenues.............   $ 3,567,000
                                  ===========
          Net loss.............   $(4,900,000)
                                  ===========
          Net loss per share...   $     (2.16)
                                  ===========

     The proforma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisition been made as of January 1, 1997 or of results which may occur in the future.

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 4 - SALE OF CERTAIN ASSETS AND LICENSING AGREEMENTS

     (a) In June 1997, the Company sold the technology for manufacturing air conditioner support pads ("A/C pads"), along with certain related equipment, to an unrelated company. As consideration, the Company received $25,000 cash, a note receivable of $550,000, and future royalty payments through June 2007. There was no gain or loss on this transaction. In September 1998, the Company discounted the note receivable for a cash payment of $420,000 in settlement of all obligations between the Company and the purchaser. See Note 6 for the terms and settlement of the note receivable. Net revenues and gross profit were $97,690 and $13,727, respectively, for the A/C pad product line for the year ended December 31, 1997.

     (b) In October 1997, the Company sold the net assets of IPF to an unrelated company. As consideration, the Company received $900,694 in cash and a six-month non-interest bearing note with an original principal amount of $50,000. See Note 6 for terms of the note receivable. The Company recognized a loss of approximately $100,000 on the transaction. Net revenues and gross profit were $1,957,587 and $578,044, respectively, for IPF for the year ended December 31, 1997.

     (c) In October 1997, the Company sold certain assets of EET that were used by its Waste Management Services division in Austin, Texas to an unrelated company. As consideration, the Company received $55,000 cash. A gain of approximately $20,000 was recognized on the transaction. Net revenues and gross profit were $302,709 and $116,936, respectively, for the Waste Management Services division of EET for the year ended December 31, 1997.

     (d) In November 1997, the Company licensed its Riserclad technology to an unrelated company which included the former President of RII. In addition, the purchaser acquired certain net assets of RII. As consideration, the Company received $100,000 cash as a license fee, $46,527 cash for the sale of certain net assets, two notes receivable with original principal balances of $301,960 and $100,000, and future royalty payments to be received on revenues above a specified minimum, as defined, by the new company. See Note 6 for terms of the notes receivable. The Company recognized a gain of approximately $20,000 on the transaction. Since the future royalty payments are contingent, the Company will record these royalties as income in the period in which they are earned. During 1998 the Company received royalty payments of approximately $98,000. Net revenues and gross profit were $345,701 and $142,641, respectively, for RII for the year ended December 31, 1997.

     (e) In March 1998, the Company sold certain assets of EET to an unrelated company. The assets sold related primarily to EET's patented TechXTract technology used to provide on-site decontamination of buildings and equipment contaminated with polychlorinated biphenyls, radioactive isotopes or other toxic materials. The Company received consideration of $200,000 cash and two notes receivable totalling $800,271. See Note 6 for terms of the notes receivable. The Company recognized a gain of approximately $440,000 on the transaction. Net revenues were $17,086 and $740,693, and gross profits were $6,331 and $275,684 for EET's TechXTract product line for the years ended December 31, 1998 and 1997, respectively.


NOTE 5 - INVENTORIES

     At December 31, inventories consisted of the following:

                           1998          1997
                         --------       ------
     Raw materials....   $ 68,560       $    -
     Finished goods...    118,223        6,395
                         --------       ------
                         $186,783       $6,395
                         ========       ======

     At December 31, 1998, the Company provided a valuation allowance of approximately $50,000 to reduce inventory to its estimated market value.

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - NOTES RECEIVABLE

     At December 31, notes receivable consisted of the following:

                                                                                     1998        1997
                                                                                  ---------    --------
Notes receivable from the sale of certain assets of EET, net (a)..............    $ 786,639   $       -
Note receivable from sale of certain assets of RII, net (b)...................       80,000     401,960
Note receivable from sale of certain equipment of GAIA (c)....................            -     550,000
Note receivable from sale of net assets of IPF (d)............................            -      30,000
                                                                                   --------    --------
                                                                                    866,639     981,960
Less current maturities.......................................................      105,000     100,000
                                                                                   --------    --------
                                                                                  $ 761,639   $ 881,960
                                                                                   ========    ========

     (a) In March 1998, the Company sold certain assets of EET to an unrelated company. As a part of the consideration for this transaction the Company received two notes with original principal balances totalling $800,271, which are secured by the technology sold. The first promissory note has an original principal balance of $363,436, bears interest at 6% per annum, and is payable in twelve quarterly payments beginning September 30, 1998. The second promissory note has an original principal balance of $436,835, bears interest at 9-1/2% per annum, and is payable in twelve annual payments beginning September 30, 2001.
In addition to the regularly scheduled quarterly payments, the purchaser is required to make payments equal to 10% of amounts it has invoiced in any quarter in excess of $100,000.

     (b) In November 1997, the Company sold certain assets and licensed its Riserclad technology to an unrelated company which included the former president of RII. As a part of the consideration for this transaction, the Company received (i) a note receivable in the principal amount of $301,960, and (ii) a note receivable in the principal amount of $100,000.

     The note receivable with an original principal balance of $301,960 is non-interest bearing for two years, and bears interest at 6% per annum thereafter. The note is secured by the rights under the license agreement and a certain account receivable of equal dollar amount. Any payments received by the purchaser from this account receivable will be remitted in total to the Company as payment against the note. Any portion of the principal that remains unpaid as of December 1999 becomes payable in eight equal annual installments, plus any accrued and unpaid interest, beginning in December 2000. During 1998 the Company received payments of $111,100 relating to this note. At December 31, 1998, the remaining principal balance of $190,860 was fully reserved because the ultimate collection of the amount is primarily dependent on the sale of certain inventories by the purchaser which have been located for over one year in a foreign country that is experiencing political unrest.

     The note receivable with an original principal balance of $100,000 bears interest at 6% per annum and is payable in five equal annual installments of $20,000, plus interest, beginning in December 1998. The note is secured by the rights under the license agreement.

     (c) As consideration for the sale of the A/C pad technology and its related equipment in 1997, the Company received $25,000 cash, a note receivable of $550,000, and future royalty payments through June 2007. In September 1998, the Company discounted the five-year note receivable with a then outstanding principal balance of $525,000 for a cash payment of $420,000 in full settlement of all obligations between the parties. The discount of $105,000 has been included in interest expense for the year ended December 31, 1998.

     (d) In connection with the sale of the net assets of IPF, the Company received a non-interest bearing six-month note receivable from the purchaser in
the original principal amount of $50,000.   As of December 31, 1997, the
principal balance outstanding had been reduced to $30,000 because of certain identified liabilities and an allowance for any unknown liabilities that may be incurred in the future. During 1998, additional adjustments were made to the note receivable and the Company ultimately collected approximately $13,000 in full payment of this note.

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 7 - PROPERTY AND EQUIPMENT


     At December 31, major classes of property and equipment consist of:

                                                          1998       1997
                                                        --------   --------
     Machinery and equipment......................... $  885,585   $103,356
     Automobiles.....................................          -     20,718
     Furniture and fixtures..........................    123,444    124,844
                                                       ---------   --------
                                                       1,009,029    248,918
     Less accumulated depreciation...................    167,031     98,972
                                                       ---------   --------
                                                      $  841,998   $149,946
                                                       =========   ========

NOTE 8 - LONG-TERM DEBT

     At December 31, long-term debt is as follows:
                                                          1998       1997
                                                        --------   --------

     8% convertible debenture, due August 1999.......   $500,000   $500,000
     Other...........................................          -      6,978
                                                        --------   --------
                                                         500,000    506,978
     Less current maturities.........................    500,000      3,800
                                                        --------   --------
                                                        $      -   $503,178
                                                        ========   ========


     In August 1994, the Company borrowed $500,000, bearing interest at 8% per annum, from an individual lender. The loan matures in August 1999 and is unsecured. The Company may prepay the loan with a penalty amounting to 2% of the principal balance for each year the prepayment precedes the scheduled maturity date. The loan is convertible into shares of the Company's common stock at $13.50 per share, which exceeded the fair market value at the date of the agreement. However, if the Company elects to prepay the loan when the market price is below $13.50 per share, the lender has the option to convert the loan into shares of common stock at a 15% discount from the then-current market price.

NOTE 9 - RELATED PARTY TRANSACTIONS

     In November 1998, certain officers and directors of the Company purchased 700 shares of the Series G, Subseries II, convertible preferred stock for cash proceeds of $70,000 on the same terms as other third party investors.

     In November 1998, the Company entered into an agreement with the lessor of the manufacturing and office facility that had been formerly used for IPF's operations. As a result of this agreement, all obligations under the lease terminated for a cash payment of approximately $30,000. For the years ended December 31, 1998 and 1997, rent expenses under this agreement, net of sublease rental income, was approximately $23,400 and $30,600, respectively. The lessor of these facilities had been an officer and director of the Company prior to 1998.

     Effective December 23, 1998, the Company entered into an agreement with the President and Chief Executive Officer of the Company, in full settlement of his employment contract. The agreement provides for the resignation of this individual's officer positions as of January 22, 1999, with the continuation of his employment as a full-time consultant through March 31, 1999. From April 1 through December 31, 1999, the individual will be available on an "as needed" basis and his salary and benefits will continue through such date. As part of the agreement, the exercise price of 55,555 common stock options was reduced from $9.00 to $4.50. Of these options, 44,444 are currently vested and 11,111 will vest on December 31, 1999. As of December 31, 1998, the Company had recognized an accrual of $150,000 for compensation costs for the period April 1, 1999 through December 31, 1999. In addition, the Company recognized compensation expense associated with the changes made to the terms of the options of $100,000.

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     Effective December 31, 1997, the Company entered into an agreement with a director and officer of the Company in full settlement of his employment contract. The agreement provided for payments through December 1998 totalling $90,000, vesting of 11,111 options to purchase Common Stock which would have vested through March 1999, and a reduction in the exercise price of certain options to purchase 33,333 shares of Common Stock from $11.25 to $6.75. The individual resigned his positions as an officer and director of the Company. The compensation expense associated with the changes made to the terms of the options was minimal.

     Interest expense incurred on notes payable to an officer and director of the Company totalled approximately $32,000 for the year ended December 31, 1997.

NOTE 10 - STOCKHOLDERS' EQUITY

Reverse Stock Split

     In May 1998, the stockholders of the Company approved a 9 for 1 reverse stock split. Accordingly, all outstanding common stock and all per share data have been retroactively adjusted to reflect the reverse stock split. In addition, all outstanding common stock options and warrants and their exercise prices, along with the preferred stock conversion prices, have been adjusted accordingly to reflect the reverse stock split.

Series E Preferred Stock

     In February and March 1996, the Company issued 50 shares of Series E convertible preferred stock ("Series E") for proceeds of $1,250,000. During 1996, 25 Series E shares were converted into 160,134 shares of the Company's common stock. During 1997, the remaining 25 Series E shares were converted into 225,883 shares of the Company's common stock. The Series E holders had certain liquidation preferences, and were not entitled to any dividends.

Series F and G Preferred Stock

     In April and May 1996, the Company issued 92,500 shares of Series F convertible preferred stock ("Series F") and stock purchase warrants to purchase 1,027,778 shares of the Company's common stock ("Series F Warrants"). Cash proceeds of $6,550,000 were received for issuance of 65,500 Series F shares and 727,778 Series F Warrants. The remaining 27,000 Series F shares and 300,000 Series F Warrants were issued in exchange for the surrender of 13.5% convertible subordinated debentures with a principal balance of $2,700,000 that were issued in 1995, and their associated warrants. The Series F Warrants were issued with an original exercise price of $9.00 per share, subject to certain adjustments, and expire on April 8, 2004. As of December 31, 1998, the adjusted warrant exercise price was $4.75 per share.

     In March 1997, the Company issued 16,400 shares of Series G, Subseries I, convertible preferred stock ("Series G Subseries I") for cash proceeds of $1,640,000. In May through November 1998, the Company issued 20,000 shares of Series G, Subseries II, convertible preferred stock ("Series G Subseries II") for cash proceeds of $1,975,000 and services rendered of $25,000.

     Dividends accrue on the Series F and G shares at a per annum rate of $13.50 per share and are payable semi-annually. The Company may elect to defer the dividend payments until April 1999, in which case, each holder may elect to either: (i) have such deferred dividends accrue interest at a per annum rate of 13.5%, or; (ii) receive payment of the dividend in the form of additional Series F or G shares. During 1998, the Company paid dividends (i) on the Series F shares totalling $1,383,581, of which $1,275,962 was paid by issuance of 12,760 shares of Series F preferred stock, and $107,619 was deferred as a dividend payable, and (ii) on the Series G shares totalling $340,123, of which $334,447 was paid by issuance of 3,344 shares of Series G preferred stock, and $5,676 was deferred as a dividend payable. During 1997, the Company paid dividends (i) on the Series F shares totalling $1,410,113, of which $1,239,556 was paid by issuance of 12,395 shares of Series F preferred stock, and $170,557 was deferred as a dividend payable, and (ii) on the Series G shares totalling $165,467, of which $141,810 was paid by issuance of 1,419 shares of Series G preferred stock, and $23,656 was deferred as a dividend payable.

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     The holders of the Series F and G shares have certain liquidation preferences. The Series F, Series G Subseries I, and Series G Subseries II shares may be converted into the Company's common stock at the option of the holder using a conversion rate, subject to certain adjustments, of $4.75, $2.68 and $.87 per share, respectively. In November 1998, holders of 4,000 Series F shares with a face value of $400,000 converted their holdings into 78,644 shares of Company common stock. In November 1997, the holder of 13,754 Series F shares with a face value of $1,375,407, and 2,500 Series G shares with a face value of $250,000 converted its holdings into 179,174 and 62,413 shares of Company common stock, respectively. In conjunction with this transaction, deferred dividends of $191,927 have been classified as a current liability. On or after April 8, 2001, the Series F and G shares can be converted at the holder's option using the lesser of (a) the current conversion price; or (b) a calculated value utilizing a discount to the market price, as defined. Subject to certain conversion rights, the Company may redeem the Series F and G shares at a face value on or after April 8, 2004.

     Each Series F and G share entitles the holder to voting privileges equal to the number of shares of common stock into which such share may be converted from time to time. In addition, the F and G holders have the right to nominate four positions of a nine-member board of directors.

     The preferred stock purchase agreements and the certificates of designation for the Series F and G shares contain certain covenants which, if breached by the Company, provide for certain remedies. Certain of these covenants are considered outside of the Company's control. These covenants include, among other things, that the Company obtain a minimum net worth, as defined in the agreement, by December 31, 2000. For breach of these covenants that are outside of the Company's control the remedy allows the Series F and G holders to convert their shares into the Company's common stock using a conversion rate computed as the lesser of (a) the applicable conversion price, as adjusted; or (b) a calculated value utilizing a discount to the market price, as defined. Also, the stock purchase agreement contains certain covenants that are considered within the control of the Company. These covenants, among other things, require the delivery of financial information and restrict the Company from incurring additional debt if, immediately upon incurrence of such debt, the Company's debt to equity ratio exceeds a certain ratio, as defined by the agreement. For breach of these covenants that are within the Company's control, the remedies allow the Series F and G holders to elect a majority of the Company's Board of Directors and to either (1) convert their shares into the Company's common stock using a conversion rate computed as the lesser of (a) the conversion price, as adjusted; or (b) a calculated value utilizing a discount to the market price, as defined; or (2) request the Company to redeem their shares. If the Series F and G holders elect redemption, the shares will be redeemed at the greater of (a) the fair market value, as defined; or (b) the initial purchase price, plus unpaid dividends and interest, if any. At the Company's option, the shares may be redeemed with cash or a three year promissory note.

Deemed Dividends on Series E and G Preferred Stock

     As a result of the conversion privilege and certain other terms of the Series E and G shares, on issuance of the Series E and G shares the Company incurred deemed (non-cash) dividends. The deemed dividends are computed by taking the difference between the conversion rate, as defined, and the per share market price of the Company's common stock on the date of the preferred stock issuance. The Company records the non-cash deemed dividend on a pro-rata basis over the period from the date of issuance of such shares until the date such shares may be converted only impacting the loss per share calculation (see Note
1). The Company recognized deemed dividends totalling $298,182 and $371,129, during the years ended December 31, 1998 and 1997, respectively.

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



     At December 31, 1998, the Company had common stock reserved for future issuance as follows:
                                     Shares
                                    ---------
Conversion of preferred stock....   5,396,138
Stock warrants outstanding.......   1,369,417
Stock options outstanding........     338,889
Conversion of convertible debt...      37,037
                                    ---------
                                    7,141,481
                                    =========

NOTE 11 - STOCK OPTIONS AND WARRANTS

     The Company has not adopted a formal stock option plan, however, as of December 31, 1998, by approval of the Board of Directors, the Company has granted the following stock options; 330,556 options to current and former employees and 8,333 options in connection with financing transactions. In addition, the Company had issued stock warrants totalling 1,369,417 primarily in connection with financing transactions.

     The Company accounts for stock options issued to employees in accordance with APB opinion 25, "Accounting for Stock Issued to Employees". No options were granted during 1998 and 1997, however during 1998 and 1997, certain options previously granted had a modification of their exercise price and expiration date which constitutes a new issuance of options in accordance with SFAS Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Accordingly, these options were revalued at the date of the modifications in accordance with SFAS 123. The modified exercise price equalled or exceeded the market price per share at the modification date, accordingly, no compensation was recorded.

     SFAS No. 123 requires the Company to provide pro forma information regarding net loss applicable to common stockholders and loss per share as if compensation cost for the Company's stock options granted had been determined in accordance with the fair value based method prescribed in SFAS 123. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1998 and 1997 as follows:

                                1998          1997
                              --------   ---------------

     Dividend yield........         0%                0%
     Expected volatility...      95.0%            94.80%
     Risk free interest....      5.92%       5.75%-6.32%
     Expected lives........   4 years     2 to 4.5 years

     Under the accounting provisions of SFAS 123, the Company's net loss applicable to common stockholders and loss per share would have been increased to the pro forma amounts indicated below:

                                                          1998              1997
                                                      ------------       -----------
      Net loss applicable to common stockholders
        As reported................................   $(4,754,747)   $   (6,277,999)
                                                      ===========    ==============
        Pro forma..................................   $(4,767,497)   $   (6,324,499)
                                                      ===========    ==============
      Loss per share
        As reported................................   $     (1.36)   $        (1.98)
                                                      ===========    ==============
        Pro forma..................................   $     (1.37)   $        (1.98)
                                                      ===========    ==============

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     Due to the fact that the Company's stock option programs vest over many years and additional awards may be made each year, the above pro forma numbers are not indicative of the financial impact had the disclosure provisions of SFAS 123 been applicable to all years of previous options grants. The above numbers do not include the effect of options granted prior to 1995 vested in 1998 and 1997.

     A summary of the status of the Company's stock options to employees as of December 31, 1998 and 1997, and changes during the years ending on those dates is presented below:

                                                         1998                  1997
                                                 --------------------   -------------------
                                                              Weighted-            Weighted-
                                                              Average               Average
                                                              Exercise              Exercise
                                                   Shares      Price     Shares      Price
                                                 ----------   -------   ---------   --------

     Outstanding at beginning of year.........     330,556    $ 9.13     372,223      $ 9.27
     Granted..................................      55,555      4.50     329,167        9.08
     Exercised................................           -         -           -           -
     Forfeited................................     (55,555)    (9.00)   (370,834)       9.22
                                                   -------    ------    --------      ------
     Outstanding at end of year...............     330,556    $ 8.38     330,556      $ 9.13
                                                   =======    ======    ========      ======
     Options exercisable at year-end..........     298,611    $ 8.48     266,667      $ 9.18
                                                   =======    ======    ========      ======
     Weighted-average fair value of options
      granted during the year.................                $ 1.80                  $  .21
                                                              ======                  ======

     The following table summarizes information about fixed stock options outstanding to current or former employees at December 31, 1998:

                                             Weighted
                                              Average
                                             Remaining      Weighted                 Weighted
                                Number      Contractual     Average      Number       Average
            Exercise          Outstanding      Life        Exercise   Exercisable     Exercise
             Price           at 12/31/98     (Years)         Price     at 12/31/98     Price
           ---------         ------------   -----------   ------------ -----------  -----------
             $4.50                 55,555          6.45      $ 4.50        44,444     $ 4.50
             $6.75                 33,333           4.0      $ 6.75        33,333     $ 6.75
             $9.00                195,835           6.8      $ 9.00       175,001     $ 9.00
             $11.25                44,444          2.25      $11.25        44,444     $11.25
             $22.50                 1,389           6.0      $22.50         1,389     $22.50
            -------              --------       -------     -------      --------    -------
     $4.50 - $22.50               330,556           5.9      $ 8.37       298,611     $ 8.46
     ==============              -=======       =======     =======      ========    =======

          In accordance with SFAS 123, the Company is required to account for options issued to non-employees for services rendered at the fair value based method over their vesting period.

          In connection with the stock warrants issued primarily in connection with financing transactions, the Company had 1,369,417 stock warrants outstanding at December 31, 1998, of which all are currently exercisable. These warrants have exercise prices that range from $4.89 to $18.00 per share, which equaled or exceeded the market price per share at the date of grant, and expire through the year 2004. Of these, 1,027,778 are the Series F warrants, which have a current exercise price of $4.75 and expire April 2004, and 341,639 are warrants issue prior to year end 1997, which have current exercise prices ranging from $4.75 to $18.00 and primarily expire by December 31, 1999.

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 12 - INCOME TAXES

          Deferred taxes are determined based on the temporary differences between the financial statement and income tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse.

     The components of deferred income tax assets at December 31, were as follows:

          December 31,                                           1998         1997
          ------------                                         --------     ---------
          Deferred tax assets
            Net operating loss carryforward...............   $ 8,326,000  $ 7,502,000
            Impairment of long-lived assets...............       280,000      409,000
            Bad debt reserves.............................        65,000        6,000
            Other.........................................       123,000      238,000
                                                              ----------   ----------
          Gross deferred tax assets.......................     8,794,000    8,155,000
          Valuation allowance.............................    (8,794,000)  (8,155,000)
                                                               ---------   ----------
          Net deferred tax assets.........................   $         -  $         -
                                                               =========   ==========

         At December 31, 1998 and 1997, the Company provided a 100% valuation allowance for the deferred tax asset because it could not determine whether it was more likely than not that the deferred tax asset would be realized.

         At December 31, 1998, the Company has net operating loss carryforwards for federal income tax purposes totalling approximately $24,487,000 which, if not utilized, will expire as follows:

          Year Ended
         December 31,                                       Amount
         ------------                                    -----------
              1999....................................   $   162,000
              2000....................................        32,000
              2001....................................       102,000
              2002....................................       391,000
              2003....................................       376,000
              2004....................................       457,000
              2005....................................       169,000
              2006....................................       559,000
              2007....................................       462,000
              2008....................................     1,669,000
              2009....................................     3,125,000
              2010....................................     3,798,000
              2011....................................     4,469,000
              2012....................................     6,294,000
              2018....................................     2,422,000
                                                         -----------
                                                         $24,487,000
                                                         ===========

     The figures above are stated on a consolidated basis. Federal tax laws only permit the use of net operating loss carryforwards by the individual entities that originally sustained the losses.

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 13 - COMMITMENTS AND CONTINGENCIES

     The Company rents equipment and office space under operating leases on both long and short-term basis. Rent expense for the years ended December 31, 1998 and 1997 totalled approximately $400,000 and $207,000, respectively. Rent expense for the year ended December 31, 1998 includes an accrual of $200,000 for the termination of the current corporate office lease agreement as described below.

     During November 1998, the Company entered into a lease agreement for a 23,000 square foot manufacturing and office facility in Houston, Texas to be used for the production of the TieTek Crossties. The lease is renewable at the Company's option for ten consecutive periods of five years each. The base monthly rental of $10,200 is subject to adjustment due to certain agreed-upon costs incurred by the lessor during the construction of the facility. The monthly rental is currently estimated to be $11,000. The lease provides for a CPI adjustment to the monthly rental after 2-1/2 years of the initial term and at the beginning of every renewal period. The Company has an option to lease an additional 2-1/2 acres and up to 50,000 square feet of additional building space through December 31, 2001. The Lessor has the obligation to construct the facility within six months of the Company's notice to exercise the option.

     The Company intends to relocate its corporate headquarters into the offices at the manufacturing facility. During 1998, the Company subleased a portion of its current office space. However, as of December 31, 1998, the Company had been unable to sublease the remaining office space which provides for monthly lease payments of approximately $8,000 through September 2001. An accrual of $200,000 for the termination of the existing lease and related expenses has been recognized in the accompanying financial statements.

     Minimum annual rentals under non-cancelable operating leases of more than one year in duration are as follows:

 Year Ending December 31,                                           Amount
 -----------------------                                          ---------

         1999.............................................      $   228,000
         2000.............................................          204,000
         2001.............................................          132,000
         2002.............................................          132,000
         2003.............................................          132,000
                                                                 ----------
                                                                 $  828,000
                                                                 ==========

         At December 31, 1998, the Company had outstanding purchase commitments for manufacturing equipment of approximately $400,000.

         In July 1993, an individual brought action against North American Gold Corp. (the predecessor to NAT) and a brokerage firm for the conveyance of 150,000 shares of North American Gold Corp. at $.50 per share or alternatively, for damages and attorney fees. The claim is based upon a letter dated July 17, 1991, purportedly signed by the president of the brokerage firm named in the suit. Discovery is ongoing, and management cannot evaluate the Company's exposure at this time. The Company intends to vigorously defend itself against this action.

         In January 1998, GAIA was named as a defendant in a proceeding that seeks unspecified actual and punitive damages as a consequence of an injunction and judgment issued following a jury trial involving GAIA Holdings, Inc. and the plaintiff. In this jury trial, GAIA Holdings, Inc. alleged that the plaintiff infringed patents, trademarks and other proprietary rights and violated state laws relating to porous pipe. GAIA acquired these rights from GAIA Holdings, Inc. in 1995 and is indemnified by GAIA Holdings, Inc. for any costs that may result from this action. The Company intends to vigorously defend these claims.

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



         In August 1997, IPF was sued in an action alleging breach of express and implied warranties. The suit seeks approximately $500,000 in incidental and consequential damages relating to leaks to an irrigation system allegedly caused by products distributed by IPF. The defense of this action has been assumed by IPF's products liability insurer, subject to the insurer's reservation of rights. The Company has notified the manufacturer of the product of the plaintiff's claims and asserted its right to indemnification from the manufacturer. As of January 22, 1999, the Company cannot assess the extent of its potential liability, although management does not believe the suit will have a material adverse impact on its financial condition or future results of operations.

         From time to time the Company may be involved in various legal actions arising in the normal course of business relating to product liability issues for which the Company maintains insurance. There are currently two such actions involving the performance of certain products sold by IPF. These claims are currently being handled by the Company's insurance companies, and management believes their outcomes will not have a material adverse effect on the Company's financial position or results of operations.


NOTE 14 - SUPPLEMENTAL CASH FLOW INFORMATION

         During the years ended December 31, 1998 and 1997, the Company paid interest totalling approximately $50,000 and $75,000.

         During the year ended December 31, 1998, the Company had the following non-cash transactions:
         (a) The holders of Series F shares totalling 4,000 shares, with face value of $400,000, converted their holdings into 78,644 shares of the Company's common stock.
         (b) The Company issued 12,760 Series F shares in payment of dividends totalling $1,275,962.
         (c) The Company issued 3,344 Series G shares in payment of dividends totalling $334,447.
         (d) The Company recognized deemed dividends of $298,182 on its Series G Subseries II preferred stock.
         (e) The Company accrued dividends totalling $113,295 on its Series F and Series G shares.
         (f) The Company received notes receivable totalling $800,271 as a portion of the consideration for the sale of EET's TechXTract technology. In association with the sale the Company accrued a liability of $60,000 for a lawsuit settlement.
         (g) The Company issued 250 Series G, Subseries II, preferred stock for $25,000 of professional services rendered.
         (h) The Company disposed of other assets with a net book value of $39,681.

         During the year ended December 31, 1997, the Company had the following non-cash transactions:
         (a) The holder of Series E shares totalling 25 shares, with face value totalling $625,000, converted its holdings into 225,883 shares of the Company's common stock.
         (b) The holder of Series F shares totalling 13,754 shares, with face value totalling $1,375,407, converted its holdings into 179,174 shares of the Company's common stock.
         (c) The holder of Series G shares totalling 2,500 shares, with face value of $250,000, converted its holdings into 62,413 shares of the Company's common stock.
         (d) The Company issued 12,395 Series F shares in payment of dividends totalling $1,239,556.
         (e) The Company issued 1,419 Series G shares in payment of dividends totalling $141,810.

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



         (f) The Company recognized deemed dividends of $257,240 on its Series E preferred stock.
         (g) The Company recognized deemed dividends of $113,889 on its Series G preferred stock.
         (h) The Company accrued dividends totalling $170,557 on Series F shares.
         (i) The Company accrued dividends totalling $23,656 on Series G shares.
         (j) The Company transferred inventory with a value of $81,950 to property and equipment.
         (k) The Company transferred equipment and patents held for sale with net book values totalling $120,536 and $122,794, respectively, to other assets.
         (l) A portion of the consideration for the acquisition of TieTek was the assumption of liabilities of TieTek totalling $1,470,770, which was allocated to assets acquired as follows: (1) $34,600 to certain current assets (2) $41,755 to equipment and (3) $1,394,415 to patents and purchased technology.
         (m) The Company received notes receivable totalling $50,000 and $401,960 as a portion of the consideration for the sale of certain assets of IPF and RII, respectively.


NOTE 15 - BUSINESS SEGMENTS

         The Company's management has defined its operating segments by the type of products and services provided and the related industries. Accordingly, the Company has two reportable business segments, as noted below:

         Environmental Group: Environmental services and energy resource reclamation, including enzyme processes, mechanical systems and bioremedial technologies. See Note 4 for the sale of certain assets, technology and licensing agreements regarding this segment.

         Manufacturing and Distribution Group: Manufactures and distributes proprietary and standard products (custom pipe, pipe fittings and valves). Manufactures and distributes porous pipe, wood substitution, alternative building materials, and railroad crossties made from recycled rubber and thermoplastics. Formulates and markets corrosion protection systems for steel structures in marine applications. See Notes 4 and 17 for the sale of certain assets, technology, licensing agreements and status of certain technology regarding this segment.

                                                       December 31,
                                                ---------------------------
                                                    1998           1997
                                                ------------   ------------

     Revenues from unaffiliated customers:
       Environmental.........................   $    17,086    $ 1,128,291
       Manufacturing and Distribution........       121,742      2,424,826
                                                -----------    -----------
         Total revenues......................   $   138,828    $ 3,553,117
                                                ===========    ===========

     Operating loss:
       Environmental.........................   $  (358,957)   $  (757,800)
       Manufacturing and Distribution........    (1,089,295)    (1,842,859)
       Corporate and other...................    (1,605,918)    (1,768,038)
                                                -----------    -----------
         Total operating loss................   $(3,054,170)   $(4,368,697)
                                                ===========    ===========

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                     December 31,
                                              ---------------------------
                                                  1998            1997
                                              ------------    -----------

     Identifiable assets:
       Environmental.......................    $   931,307    $   866,000
       Manufacturing and Distribution......      4,668,080      5,135,402
       Corporate and other.................        779,019        743,175
                                                ----------     ----------
                                               $ 6,378,406    $ 6,744,577
                                                ==========     ==========
     Capital expenditures:
       Environmental.......................    $         -    $         -
       Manufacturing and distribution......        795,893          6,413
       Corporate and other.................          9,653          6,107
                                                ----------     ----------
                                               $   805,546    $    12,520
                                                ==========     ==========

     Depreciation and amortization:
       Environmental.......................    $   245,774    $   394,924
       Manufacturing and Distribution......        268,463        334,491
       Corporate and other.................         64,610         19,400
                                                ----------     ----------
                                               $   578,847    $   748,815
                                                ==========     ==========

     Interest income:
       Environmental.......................    $    16,368    $         -
       Manufacturing and distribution......         16,439         23,895
       Corporate and other.................         34,687        145,507
                                                ----------     ----------
                                               $    67,494    $   169,402
                                                ==========     ==========

     Interest expense:
       Environmental.......................    $     1,100    $     1,048
       Manufacturing and distribution/(a)/.        110,540         41,474
       Corporate and other.................         81,793         52,283
                                                ----------     ----------
                                               $   193,433    $    94,805
                                                ==========     ==========


     /(a)/For the year ended 1998 interest expense included a $105,000 discount on a note receivable, see Note 6(c).


NOTE 16 - MAJOR CUSTOMERS

     For the year ended December 31, 1998, the Company had sales to one customer that represented 80%, of total revenues. For the year ended December 31, 1997, the Company had no sales over 10% of total revenue to any single customer.

                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 17 - IMPAIRMENT OF CERTAIN LONG-LIVED ASSETS

     Pursuant to the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), management reviews long-lived and intangible assets whenever events or changes in circumstances indicate the carrying amount of an asset may not be fully recoverable. During 1997, as the Company continued to implement its strategy of licensing or selling certain of its products or technologies, management determined that an impairment in the value of certain assets had occurred. Accordingly, a valuation adjustment of $1,202,628 has been recognized in the accompanying consolidated statement of loss for the year ended December 31, 1997. Approximately $1,100,000 of this adjustment relates to the patent and certain equipment associated with the porous pipe product line, and represents substantially all of the Company's remaining investment in this product line. Net revenues and gross loss were $23,850 and $22,719, respectively, for the porous pipe product line for the year ended December 31, 1997.


NOTE 18 - SUBSEQUENT EVENT

In March 1999, the Company issued 4,190 shares of its Series G, Subseries III, convertible preferred stock ("Series G Subseries III") for cash proceeds of $419,000. The Series G Subseries III shares have the same rights and privileges as the Series G Subseries I and Series G Subseries II shares, except that the initial conversion price is $1.50 per share. In addition, although this initial conversion price is subject to certain adjustments, it may not be reduced below $1.25 per share, except to give effect to reclassifications and stock splits.